EXHIBIT 99.1

FORM OF JOINT OPERATING AGREEMENT BETWEEN ALADDIN MIDDLE EAST LTD., ERSAN PETROL SANAYII A.S. AND AVENUE ENERGY, INC.

                            ALADDIN MIDDLE EAST LTD.



                            ERSAN PETROL SANAYII A.S.



                               AVENUE ENERGY INC.









                            JOINT OPERATING AGREEMENT

                        --------------------------------



                     LICENSES ___/____ _________________ AND

                            _________________DISTRICT

                               REPUBLIC OF TURKEY

                                TABLE OF CONTENTS

                            JOINT OPERATING AGREEMENT

Article  Page

1.       DEFINITIONS AND INTERPRETATIONS.......................................1
--       -------------------------------

2.       SCOPE OF UNDERSTANDING AND DURATION...................................7
--       -----------------------------------

         2.1      Scope........................................................7
         ---      -----

         2.2      Understanding................................................7
         ---      -------------

         2.3      Commencement and Duration....................................7
         ---      -------------------------

3.       INTEREST OF THE PARTIES...............................................8
--       -----------------------

         3.1      Percentage Interests.........................................8
         ---      --------------------

         3.2      Withholding tax..............................................8
         ---      ---------------

         3.3      Ownership, Obligations and Liabilities.......................9
         ---      --------------------------------------

4.       THE OPERATOR..........................................................9
--       ------------

         4.1      Designation..................................................9
         ---      -----------

         4.2      Resignation and Removal......................................9
         ---      -----------------------

         4.3      Election of Successor Operator..............................10
         ---      ------------------------------

         4.4      Transfer of Responsibilities................................10
         ---      ----------------------------

5.       AUTHORITIES AND DUTIES OF OPERATOR...................................11
--       ----------------------------------

         5.1      Right.......................................................11
         ---      -----

         5.2      Responsibility..............................................12
         ---      --------------

         5.3      Liens and Encumbrances......................................12
         ---      ----------------------

         5.4      Representation of the Parties...............................13
         ---      -----------------------------

         5.5      Records.....................................................13
         ---      -------

         5.6      Reports.....................................................13
         ---      -------

         5.7      Consultation and Information................................14
         ---      ----------------------------

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         5.8      Emergencies.................................................14
         ---      -----------

         5.9      Disposal and Abandonment....................................15
         ---      ------------------------

         5.10     Contractors, Turnkeys, and Percentage Interests in Wells....15
         ----     --------------------------------------------------------

         5.11     Abandonment Agreement.......................................18
         ----     ---------------------

6.       RIGHTS OF THE PARTIES................................................18
--       ---------------------

         6.1      Reservation of Rights.......................................18
         ---      ---------------------

         6.2      Inspection Rights...........................................18
         ---      -----------------

         6.3      Access Rights...............................................18
         ---      -------------

7.       INSURANCE AND LITIGATION.............................................19
--       ------------------------

         7.1      Insurance...................................................19
         ---      ---------

         7.2      Litigation..................................................21
         ---      ----------

8.       THE OPERATING COMMITTEE..............................................21
--       -----------------------

         8.1      Establishment and Powers....................................21
         ---      ------------------------

         8.2      Representation..............................................22
         ---      --------------

         8.3      Chairman....................................................23
         ---      --------

         8.4      Meetings and Voting.........................................23
         ---      -------------------

         8.5      Minutes.....................................................24
         ---      -------

         8.6      Action Without A Meeting....................................24
         ---      ------------------------

         8.7      License Provisions..........................................25
         ---      ------------------

9.       WORK PROGRAMS AND BUDGET.............................................25
--       ------------------------

         9.1      Exploration and Appraisal...................................25
         ---      -------------------------

         9.2      Development.................................................26
         ---      -----------

         9.3      Production..................................................27
         ---      ----------

         9.4      Itemization of Expenditures.................................27
         ---      ---------------------------

         9.5      Contract Awards.............................................28
         ---      ---------------

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         9.6      Authorization for Expenditure ("AFE") Procedure.............28
         ---      -----------------------------------------------

         9.7      Overexpenditures of Programs and Budgets....................29
         ---      ----------------------------------------

10.      OPERATIONS BY LESS THAN ALL PARTIES..................................29
---      -----------------------------------

         10.1     Limitation on Applicability.................................29
         ----     ---------------------------

         10.2     Procedure to Propose Exclusive Risk Operations..............30
         ----     ----------------------------------------------

         10.3     Responsibility for Exclusive Risk Operations................31
         ----     --------------------------------------------

         10.4     Consequences of Exclusive Risk Operations...................32
         ----     -----------------------------------------

         10.5     Premium to Participate in Exclusive Risk Operations.........34
         ----     ---------------------------------------------------

         10.6     Order of Preference of Operations...........................35
         ----     ---------------------------------

         10.7     Stand-By Costs..............................................35
         ----     --------------

         10.8     Use of Property.............................................36
         ----     ---------------

         10.9     Miscellaneous...............................................37
         ----     -------------

11.      ACCOUNTING...........................................................38
---      ----------

12.      DEFAULT..............................................................38
---      -------

         12.1     Failure to Pay..............................................38
         ----     --------------

         12.2     Remedy of Default...........................................39
         ----     -----------------

         12.3     Continuation of Default.....................................40
         ----     -----------------------

         12.4     In the event that either:...................................41
         ----     -------------------------

         12.5     Exclusive Remedy............................................42

13.      DISPOSAL OF PETROLEUM................................................42
---      ---------------------

         13.1     Right and Obligation........................................42
         ----     --------------------

         13.2     NGLs and Natural Gas........................................42
         ----     --------------------

14.      CONFIDENTIALITY......................................................43
---      ---------------

         14.1     Confidential Data and Information...........................43
         ----     ---------------------------------

         14.2     Trading Rights..............................................43
         ----     --------------

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15.      PUBLIC ANNOUNCEMENTS.................................................44
---      --------------------

16.      OUTGOINGS............................................................44
---      ---------

17.      COVENANT, UNDERTAKING AND RELATIONSHIP...............................45
---      --------------------------------------

         17.1     Covenant and Undertaking....................................45
         ----     ------------------------

         17.2     Relationship................................................46
         ----     ------------

18.      ASSIGNMENT AND ENCUMBRANCES..........................................46
---      ---------------------------

         18.1     Restriction.................................................46
         ----     -----------

         18.2     Right.......................................................47
         ----     -----

         18.3     Effective Date..............................................47
         ----     --------------

         18.4     Continuing Obligations......................................48
         ----     ----------------------

         18.5     Costs.......................................................48
         ----     -----

         18.6     Encumbrance.................................................48
         ----     -----------

         18.7     Joint Venture Agreements....................................48
         ----     ------------------------

19.      WITHDRAWAL...........................................................49
---      ----------

         19.1     Restriction.................................................49
         ----     -----------

         19.2     Right.......................................................49
         ----     -----

         19.3     Conditions..................................................50
         ----     ----------

20.      FORCE MAJEURE........................................................51
---      -------------

21.      APPLICABLE LAW AND ARBITRATION.......................................52
---      ------------------------------

         21.2     Arbitration.................................................52
         ----     -----------

22.      NOTICES..............................................................52
---      -------

         22.1     Manner of service...........................................52
         ----     -----------------

         22.2     Addresses...................................................53
         ----     ---------

23.      MISCELLANEOUS........................................................54
---      -------------


SIGNING PAGE..................................................................55

                                       iv
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SCHEDULE 1 - ACCOUNTING PROCEDURE

SCHEDULE 2 - MAP OF LICENSE AREAS

SCHEDULE 3 - FORM OF TURNKEY CONTRACT

                                       v



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                            JOINT OPERATING AGREEMENT



THIS AGREEMENT is made the ___  day of __________________, 200_
                               =

BETWEEN:

ALADDIN MIDDLE EAST LTD, a corporation organized and existing under the laws of the State of Delaware in the U.S.A., having offices in the city of Ankara and in the city of Wichita, Kansas, (hereinafter referred to as "AME");

and

ERSAN PETROL SANAYII A.S., a corporation existing under the laws of the Republic of Turkey, having its head office in the city of Ankara ("ERSAN");

and

AVENUE ENERGY INC., a corporation organized and existing under the laws of the State of Delaware in the U.S.A., having offices at Sherman Oaks, CA, USA at 15303 Ventura Blvd., 9th Fl. Sherman Oaks, CA, USA and in Australia at 34-36 Punt Road, Windsor, Melbourne, Australia (hereinafter referred to as "AVENUE").

                                    RECITALS

A. The Parties are the holders of Licenses _______________ and ____ in the ________________ Petroleum District of the Republic of Turkey, AVENUE having acquired its Percentage Interest in the Licenses under a Farmin and Participation Agreement dated 14 November 2002 between the Parties and certain other parties (as amended and restated by agreements dated 20 December 2002 and 31 July 2003 and _______________, 2004).

B. The Parties desire to provide for the exploration, development, production and operation of the License Area and to define their respective rights and obligations in respect thereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and obligations herein contained and to be performed, IT IS AGREED by and between the Parties AS FOLLOWS:

1.       DEFINITIONS AND INTERPRETATIONS
In this Agreement:

"ACCOUNTING PROCEDURE" means the Accounting Procedure set out in Schedule 1 hereto.

"ADVANCE" means each payment of cash required to be made pursuant to a Cash
Call.

"AFE" means authorization for expenditure.

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"AFFILIATE" means, with respect to any Person, any other Person that (a) owns or controls the first Person, (b) is owned or controlled by the first Person, or
(c) is under common ownership or control with the first Person, where 'own' means a direct or indirect ownership of more than 50% of the equity interests or rights to distributions on account of equity of the Person and 'control' means the direct or indirect power to direct the management or policies of the Person, whether through the ownership of voting securities, by contract, or otherwise; notwithstanding the foregoing, each member of SGC is deemed to be an Affiliate of each other member of SGC for the purposes of this Agreement.

"APPRAISAL WELL" means a well drilled to determine or further evaluate the extent, size, or nature of a hydrocarbon accumulation in a geological formation contained in a trap, structure or closure in which a Discovery has been made by a previous Exploration Well drilled (whether within or outside the License Area) on such trap, structure or closure. Appraisal and other derivatives shall be construed accordingly.

"AVENUE INTEREST" means the 50% Percentage Interest held by AVENUE at the date of this Agreement.

"BASE RATE" means the best rate of interest for Dollars in effect at the CitiBank branch in Ankara Turkey or the best rate of interest Operator is able to borrow money at in the Republic of Turkey, whichever is lesser, at 10:00 a.m. New York, NY, time on the day in question or, if no such rates are quoted on that day, on the immediately preceding day on which such rates were quoted.

"BUDGET" means any budget in respect of a Program.

"CAPITAL EXPENDITURE" means costs and expenditures incurred in but not limited to the following operations: the drilling of all wells (including testing, if applicable, plugging and abandoning), development feasibility studies, the design, construction, installation, acquisition, replacement or final abandonment of any permanent facilities, permanent additions to Joint Property and administrative costs directly attributed to such functions.

"CASH CALL" means any request to the Parties for the payment of cash made by Operator in accordance with the provisions of the Accounting Procedure in connection with the Joint Operations or, where the context so requires, to the Consenting Parties in connection with any Exclusive Risk Operation.

"CASH PREMIUM" means the payment made pursuant to Article 10.5 by a Non-Consenting Party to reinstate its rights to participate in an Exclusive Risk Operation.

"COMMUNICATION" has the meaning specified in Article 22.1.

"COMPLETION" means an operation to complete a well through the christmas tree as a producer of Petroleum in one or more Zones including but not limited to the setting of production casing, perforating, stimulating the well and production testing conducted in such operation. Complete and other derivatives shall be construed accordingly.

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"CONSENTING PARTY" means a Party who has agreed to participate in and pay its share of the cost of an Exclusive Risk Operation.

"CONVERSION RATE" means the conversion rate as published in the Wall Street Journal for the two currencies in question on the relevant date or, if no such rates are quoted on that date, on the immediately preceding day on which such rates were quoted.

"DEEPENING" means an operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the deepest Zone proposed in the associated AFE whichever is deeper. Deepen and derivatives shall be construed accordingly.

"DEFAULT" has the meaning specified in Article 12.1.

"DEFAULTING PARTY" has the meaning specified in Article 12.1.

"DEVELOPMENT PLAN" means a plan for the development of Petroleum from the License Area.

"DEVELOPMENT WELL" means a well which is drilled for the purpose of producing from and depleting a known Petroleum bearing reservoir or for the purpose of injecting gas or liquid substances into that reservoir to enhance the recovery of Petroleum from that reservoir.

"DISCOVERY" means any discovery of reserves of Petroleum which are tested and produced in the well encountering the same, or if not so tested, are determined by Operating Committee to be capable of being produced.

"DOLLARS" or "$" means dollars of the United States of America.

"ENTITLEMENT" means a quantity of Petroleum of which a Party has the right and obligation to take delivery pursuant to the License terms or, if applicable, on off-take agreement and the terms of this Agreement, after adjustments for overlifts and underlifts.

"ERSAN ROYALTY INTEREST" means the right of ERSAN to a 7.5% overriding royalty interest in Petroleum produced from the License Area.

"EXCLUSIVE RISK OPERATION" has the meaning specified in Article 10.1.

"EXPLORATION WELL" means any well other than an Appraisal Well or a Development Well.

"FARMIN AND PARTICIPATION AGREEMENT" means the agreement referred to in Recital A of this Agreement as the same may be changed from time to time by mutual consent of the parties thereto.

"G&G DATA" means any geological, geophysical and geochemical data.

"GOVERNMENT" means the Government of the Republic of Turkey, from time to time, or any relevant agency, division or representative thereof.

"INITIAL EXPLORATION PROGRAM" has the meaning specified in Article 9.1.

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"JOINT ACCOUNT" means the account established and maintained by Operator to record all Advances, expenditures and receipts in the conduct of the Joint Operations.

"JOINT OPERATIONS" means all operations relating to the License Area approved, or deemed to be approved, by the Operating Committee and conducted by Operator in accordance with this Agreement and in the case of operations under a development Program and Budget means all operations in which all Parties are obliged to participate.

"JOINT PETROLEUM" means all Petroleum produced under the Joint Operations.

"JOINT PROPERTY" means all property, of whatever nature, acquired or held for use in connection with the Joint Operations.

"LICENSE AREA" means the area for the time being covered by the Licenses.

"LICENSES" means each of:

(a)      License ___________________________ and _____ in the _____________
         Petroleum District of the Republic of Turkey;

(b) (unless the context otherwise requires) any Production Lease granted under the Petroleum Law to the Parties in relation to all or part of the License Area;

(c) any other Exploration License or Production Lease granted under the Petroleum Law which the Parties from time to time agree expressly and in writing to bring within the scope of this Agreement,

as any such License or Production Lease may be extended, modified or replaced from time to time.

"MATERIAL" means personal property, equipment or supplies.

"MINIMUM WORK OBLIGATIONS" means those work and/or expenditure obligations specified in the Licenses or Petroleum Law which must be performed during the then current License phase or period in order to satisfy the obligations of the License or Petroleum Law.

"NATURAL GAS" means hydrocarbons which at atmospheric conditions of temperature and pressure are in a gaseous phase.

"NET PRE-TAX REVENUE" means sales receipts (net of withholdings and deductions at source and excluding VAT (if any), but before income or corporate tax calculated and chargeable by reference to individual Parties), less:

(a) royalties and similar payments made or due to the Government or under the ERSAN Royalty Interest in respect of such sales or related production; and

(b) operating costs authorized under the terms of this Agreement incurred by Operator and/or the relevant Parties (or any of them) in connection

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         with the production of those receipts (including production and transportation charges, commissions, salaries, fees and expenses chargeable to the Joint Account).

"NGLS" means any hydrocarbon found in Natural Gas which may be extracted or isolated as liquefied Petroleum.

"NON-CONSENTING PARTY" means a Party who elects not to participate in an Exclusive Risk Operation.

"NON-DEFAULTING PARTIES" has the meaning specified in Article 12.1.

"NON-OPERATOR" means a Party other than Operator.

"OPERATING COMMITTEE" means the committee established pursuant to Article 8.

"OPERATOR" means the Party from time to time acting as such pursuant to Article
4.

"OTHER PARTIES" has the meaning specified in Article 18.1.

"OUTGOING OPERATOR" has the meaning specified in Article 4.3.

"PARTY" or "PARTIES" means any party or parties to this Agreement and their respective successors and permitted assigns.

"PERCENTAGE INTEREST" means, for each of the Parties, the undivided percentage interest held from time to time by it pursuant to this Agreement in the Licenses, the Joint Property and the Joint Petroleum, or, where the context so requires, in any Exclusive Risk Operation.

"PERSON" includes any individual, corporation, company, partnership (general or limited), business trust, or other governmental or non-governmental entity or association.

"PETROLEUM" has the meaning assigned to it under the Petroleum Law.

"PETROLEUM LAW" means Petroleum Law No. 6326 of the Republic of Turkey, as amended from time to time (including but not limited to Laws No. 6558, 6987, 1702, 2217 and 2208) and the Petroleum Regulations promulgated thereafter under Government Decree 89/14111 published with the Official Gazette on 17 July 1989 issue no. 20224, as amended from time to time and the Petroleum Marketing Law No. 5015, enacted on December 4, 2003 and published in the Official Gazette, No. 25322, on December 20, 2003 .

"PLUGGING BACK" means a single operation where a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone. Plug Back and other derivatives shall be construed accordingly.

"PRODUCTION LEASE" means that part of the License Area which is established for development of a Discovery pursuant to the License which is delineated as the Production Lease in a Development Plan approved as a Joint Operation or as an Exclusive Risk Operation.

"PROGRAM" means any program of operations.

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"QUARTER" means a period of three months ending on 31st March, 30th June, 30th
September, or 31st December in any year.

"RECOMPLETION" means an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing Wellbore. Recomplete and other derivatives shall be construed accordingly.

"REWORKING" means an Operation conducted in the Wellbore of a well after it is completed to secure, restore or improve production in a Zone, which is currently open to production in the Wellbore such operations include, but are not limited to, well stimulation operations, but exclude any routine repair or maintenance work or drilling, sidetracking, deepening, completing, recompleting or plugging back of a well. Rework and other derivatives shall be construed accordingly.

"SGC" means the Sayer Group Consortium, consisting of AME, ERSAN,
Transmediterranean Oil Company Ltd and Guney Yildizi Petrol Uretim Sondaj Muteahhitlik ve Ticaret A.S.

"SGC INTEREST" means that part of the total Percentage Interests of all of the Parties that does not consist of the Avenue Interest (or part thereof).

"SIDE TRACKING" means the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties. Side track and other derivatives shall be construed accordingly.

"SUB-AREA" means, at any given time, any part of the License Area determined as such by the Operating Committee being delineated by surface area but applying only to that interpreted closure of any geological structure or stratigraphic trap in which a reservoir or reservoirs of Petroleum exist, and which is subject to operations by less than all Parties pursuant to the terms of this Agreement

"TESTING" means an operation intended to evaluate the capacity of a Zone to produce Petroleum. Test and other derivatives shall be construed accordingly.

"TURNKEY" means any contract pursuant to which the Operator or any other party shall agree to drill and complete a well through a well bore, or perform any other operation for a fixed price.

"WILFUL MISCONDUCT" means in relation to Operator an intentional and conscious or reckless disregard of:

(a) any provision or requirement of this Agreement or, in so far as applicable to the Joint Operations, or applicable law or regulations; or

(b)      any Program, not justifiable by any special circumstances,

by any director, officer, supervisory or management employee, agent or contractor or sub-contractor of Operator or its Affiliates, but shall not include any error in judgment or mistake made by any such person in the exercise, in good faith, of any function, authority or discretion conferred upon Operator.

"WITHDRAWING PARTY" has the meaning specified in Article 19.3(i).

"WITHHOLDING TAX" means the withholding from the petroleum exploration and production revenues in accordance with Council of Ministers Decree No. 93/5147 published in the Turkish Official Gazette No. 21805(R) dated 30 December 1993, as may be amended, and any other withholding that may be applicable to this Agreement, the activities and payments hereunder or the Parties.

"ZONE" means a stratum of earth containing or thought to contain an accumulation of Petroleum separately producible from any other accumulation of Petroleum.

Reference to any statute, statutory provision or statutory instrument includes a reference to that statute, statutory provision or statutory instrument as may from time to time be amended, extended or re-enacted.

Reference to any gender includes a reference to all other genders.

Unless the context otherwise requires reference to any Article is to an article of this Agreement and reference to any Section is to a section of the Accounting Procedure.

Reference to the singular includes a reference to the plural and vice versa.

The headings are used for convenience only and shall not affect the construction or validity of this Agreement.

2.       SCOPE OF UNDERSTANDING AND DURATION

2.1      Scope

2.1.1 The scope of this Agreement shall extend to the exploration for and the production of Petroleum under the Licenses and the joint marketing and joint sales of Petroleum so produced, including the manner in which abandonment obligations (whether arising under the Licenses or by law) shall be met, and shall include the treatment, storage and transportation of Petroleum within the License Area

2.2      Understanding
         This Agreement represents the entire Agreement and understanding between the Parties as to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties which are not expressly set forth herein. Notwithstanding the foregoing, the provisions of the Farmin and Participation Agreement remain in full force and effect. Notwithstanding anything to the contrary in the Farmin and Participation Agreement, in the event of a conflict between this Agreement and the Farmin and Participation Agreement, the terms and interpretation of this Agreement shall prevail to the extent it affects the Licenses which are the subject of this Agreement.

2.3      Commencement and Duration
         This Agreement shall commence on the date first mentioned above and shall, continue for so long as the Licenses (or any of them) remain in force and until all Joint Property has been disposed of and final settlement has been made between the Parties in accordance with their respective rights and obligations hereunder.

3.       INTEREST OF THE PARTIES

3.1      Percentage Interests
         Subject to Article 3.3 and to the other terms and conditions of this Agreement, the Licenses and all Joint Property and all Joint Petroleum shall be owned by the Parties, and the Net Pre-tax Revenue derived from the Joint Operations (including the sale of Joint Petroleum by Operator on behalf of the Parties) shall accrue and be allocated to the Parties, and all costs and obligations incurred in the proper conduct of the Joint Operations shall be borne by the Parties, in proportion to their respective Percentage Interests, which at the date hereof are as follows:

                           AME                           50%
                           AVENUE                        50%
                                                ---------------
                           Total                        100%

         AME represents and warrants to the Non-Operators that the outstanding royalty, overriding royalty, carried interest and other burdens with respect to the Licenses are as at the date of this Agreement solely as follows:

                          Government 12.5%, ERSAN 7.5%.

         The Parties recognize that the Government Royalty may be changed by the Government from time to time and that each Party's Percentage Interest shall be liable to bear its proportionate share of such royalty and the ERSAN Royalty Interest.

3.2      Withholding tax
         Notwithstanding anything to the contrary in this Agreement, any Withholding Tax incurred in relation to the costs and expenses charged to the Joint Account, or the payments by the Parties (or any of them) in relation thereto, shall ultimately be borne by the Parties in proportion to their Percentage Interest.

3.3      Ownership, Obligations and Liabilities

3.3.1 Unless otherwise provided in this Agreement, all the rights and interests in and under the Licenses, all Joint Property and any Petroleum produced from the Licenses shall be owned by the Parties in accordance with their respective Percentage Interests.

3.3.2 Unless otherwise provided in this Agreement, the obligations of the Parties under the License and all liabilities and expenses incurred by Operator in connection with Joint Operations shall be charged to the Joint Account and all credits to the Joint Account shall be shared by the Parties, as among themselves, in accordance with their respective Percentage Interests.

3.3.3 Each Party shall pay when due, in accordance with the Accounting Procedure, its Percentage Interest share of Joint Account expenses, including cash advances and interest, accrued pursuant to this

         Agreement. A Party's payment of any charge under this Agreement shall be without prejudice to its right to later contest the charge.

4.       THE OPERATOR

4.1      Designation
         AME is hereby designated and agrees to act as Operator under and subject to the terms of this Agreement.

4.2      Resignation and Removal

4.2.1 Operator shall have the right to resign at the end of any month, by giving not less than two hundred and seventy (270) days' notice to the Parties, or such shorter period of notice as the Operating Committee may direct.

4.2.2    Operator may be removed:
         (i) at the end of any month, if the Operating Committee so decides and gives not less than ninety (90) days' written notice to Operator; or
         (ii) by notice from any Non-Operator (other than a Non-Operator which is an Affiliate of the Operator or a Non-Operator that is in Default), if Operator:
                  (a) ceases or threatens to cease to carry on business or a major part thereof;
                  (b) makes an assignment for the benefit of creditors, admits its inability to pay its debts as they become due, or such fact is determined in a judicial proceeding, files or has filed against it a petition in bankruptcy or other similar insolvency proceeding or is adjudicated a bankrupt or insolvent;
                  (c) files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar arrangement under any present or future statute, law or regulation; or
                  (d) consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets or properties, or if it or the holders of its common stock take any action contemplating its dissolution or liquidation; or
         (iii) forthwith upon the Operating Committee so determining and giving written notice to Operator, if:
                  (a) the aggregate of the Percentage Interests of Operator and any Affiliate of Operator is less than fifteen percent (15%); or
                  (b) the Operating Committee determines and notifies Operator that there has been an event of negligence or Wilful Misconduct or a material breach of this Agreement or a License by Operator and Operator fails within twenty eight (28) days after receipt of such notice (or such longer period as may be specified in the said notice) to remedy such breach to the reasonable satisfaction of the other Parties or, if such breach is not capable of remedy, to otherwise restore as nearly as practicable the other Parties to the position they would have been in had the relevant event or breach not occurred.

4.2.3 Subject to the following, Operator shall have no claim against any Party as a result of the resignation or removal of Operator, provided always that any resignation or removal of Operator shall be without prejudice to any rights, obligations or liabilities which accrued during the period when Operator served in that capacity. If Operator resigns before the completion of all working obligations set out in the Licenses or arising under the Petroleum Law in respect of the Licenses,

         Operator shall not be entitled to any costs or expenses incurred in connection with the change of operatorship, but if Operator resigns thereafter or is removed it shall be entitled to charge the Joint Account any costs or expenses incurred by it as a result of the change of operatorship as may be approved by the Operating Committee (such approval not to be unreasonably withheld).

4.3      Election of Successor Operator
         As soon as practicable after notice is duly given as to the resignation or removal of Operator (hereinafter referred to as "Outgoing Operator") under Article 4.2, one of the Non-Operators shall, subject to its acceptance of the position under the terms of this Agreement and subject to any necessary approval of the Government, be selected by the Operating Committee to assume the position of Operator upon the effective date of the resignation or removal of the Outgoing Operator, provided that if the Outgoing Operator is removed or in Default at the time of its resignation and the Outgoing Operator or any Party which is an Affiliate of the Outgoing Operator either fails to vote or votes for itself or any of its Affiliates as successor to the operatorship, those votes shall be disregarded and the percentage figure set out in Article
         8.4.5 shall apply to the total votes available to the remaining
         Parties.

4.4      Transfer of Responsibilities

4.4.1 Upon the effective date of the resignation or removal of the Outgoing Operator, the Outgoing Operator shall hand over or deliver to, or relinquish custody in favor of, the Non-Operator selected to succeed it as Operator, or if no such selection has yet been made, then to the Non-Operator having the largest Percentage Interest (or, in the event that more than one Non-Operator shall equally hold the largest Percentage Interest, the nominee of the Outgoing Operator among such Non-Operators), all funds relating to the Joint Account, all Joint Property, all Joint Petroleum and all books, records and inventories relating to the Joint Operations other than those books, records and inventories maintained by the Outgoing Operator in its capacity as the owner of a Percentage Interest. The Outgoing Operator shall use its best efforts to transfer to the aforesaid Non-Operator, effective as of the effective date of such resignation or removal, its rights as Operator under all contracts exclusively relating to the Joint Operations and the aforesaid Non-Operator shall assume all obligations of Operator thereunder (other than obligations arising or relating to any period or time prior to such effective date). Pending such transfer and in relation to all other contracts relating to the Joint Operations (to the extent they so relate), the Outgoing Operator shall hold its rights and interests as Operator from such effective date for the account and to the order of the aforesaid Non-Operator and the Parties shall, from such effective date, indemnify and hold harmless the Outgoing Operator from all obligations thereunder except and to the extent that the same devolve upon the Party which is the Outgoing Operator in its capacity as the holder of a Percentage Interest or arise from any default, negligence or Wilful Misconduct of the Outgoing Operator in its capacity as Operator occurring prior to the effective date of its resignation or removal as Operator.

4.4.2 As soon as practicable after the date on which the Outgoing Operator is required to transfer its responsibilities as provided in Article 4.4.1, the Parties shall audit the Joint Account and conduct an inventory of all Joint Property and all Joint Petroleum and such inventory shall be used in the return of and the accounting for the said Joint Property and Joint Petroleum by the Outgoing Operator for the purposes of the transfer of responsibilities under this Article 4. All costs and expenses incurred in connection with such audit and inventory shall be for the Joint Account.

5.       AUTHORITIES AND DUTIES OF OPERATOR

5.1      Right

5.1.1 Subject to this Agreement, Operator has the right and the obligation to conduct Joint Operations by itself, or through its agents or its contractors, subject to the overall supervision and control of the Operating Committee. Such right shall not be assigned without the written consent of the Non-Operators and any necessary consent of the Government, provided that the Non-Operators shall not withhold their consent in the case of an assignment to an Affiliate of Operator which has demonstrated to the satisfaction of the Non-Operators its financial and technical capability to perform the functions of Operator hereunder and which enters into a written instrument accepting and assuming all of the obligations of Operator under this Agreement.

5.1.2 If Operator conducts any or all of the Joint Operations through its agents, contractors or Affiliates, Operator shall nevertheless remain responsible to the Parties for such operations as Operator, as and to the extent provided in this Agreement.

5.2      Responsibility

5.2.1 Subject to the term and conditions of this Agreement and to the overall supervision and control of the Operating Committee, the responsibilities of Operator shall include, but not be limited to:
         (i) the preparation of Programs, Budgets and AFEs pursuant to the provisions of this Agreement,
         (ii) the implementation of such Programs and Budgets as shall, together with the relevant AFEs, have been approved by the Operating Committee;
         (iii) providing each of the Parties with reports, data and information concerning the Joint Operations;
         (iv) the planning for and obtaining of all requisite services and material;
         (v) the supervision, direction and control of statistical and accounting services;
         (vi) making provision for and payment of all royalties due to the Government and to Ersan in a timely manner and providing all required and necessary accounting in relation thereto; and,
         (vii) providing all technical and advisory services required for the efficient performance of Joint Operations.

5.2.2 Operator shall conduct the Joint Operations in a prudent and workmanlike manner in accordance with methods and practices customarily used in prudent oil and gas field practice and with that degree of diligence and prudence reasonably and ordinarily exercised by experienced operators engaged in similar activities under similar circumstances.

5.2.3 Operator shall cause to be done, with due diligence, all such acts and things within its control as may be necessary to keep and maintain the Licenses in full force and effect and shall conduct Joint Operations in compliance with the requirements of the Licenses, the Petroleum Law and any other applicable law.

5.2.4 The number of employees of Operator employed in connection with the Joint Operations and their selection, hours of work and remuneration shall be determined by Operator subject to the Budget.

5.3      Liens and Encumbrances
         Operator shall, insofar as it may be within its reasonable control, keep all Joint Property free from all liens, charges, encumbrances, and adverse claims, except as provided in Article 3.1.

5.4      Representation of the Parties
         Subject to any determination by the Operating Committee, Operator shall represent the Parties regarding any matters or dealing with the Government, any other governmental authorities or third parties insofar as the same relate to the Joint Operations, provided always that there is reserved to each Party unfettered right to deal with the Government, any other governmental authorities or third parties with respect to matters relating to its own Percentage Interest. Operator shall, in any event, give prior notice to the Parties of any representations which it proposes to make as Operator to the Government or any other governmental authorities or third parties which may reasonably be expected to have a material effect upon the interests of the Parties hereunder or under the Licenses. Operator shall also give notice to all Parties of the results of any such representations made in accordance with this Article 5.4.

5.5      Records
         Operator shall prepare and maintain proper books of account, records and inventories of the Joint Operations which shall be kept in compliance with the Accounting Procedure attached hereto and with due regard to the requirements of the Petroleum Law and the Licenses.

5.6      Reports
         Operator shall promptly provide each Party with the following reports:
         (i)      All logs and surveys;
         (ii)     Daily drilling progress reports;
         (iii)    Copies of all tests and core analysis reports;
         (iv)     Copies of the plugging reports;
         (v)      Copies of G&G Data;
         (vi) Engineering studies, (including reservoir studies and reserve estimates), as approved by the Operating Committee, development schedules and annual progress reports on development projects;
         (vii) Weekly field and well performance reports, provided that during the first 90 days of production from a newly producing well, daily production reports will be provided on a daily basis, followed by daily production on a weekly basis for the following 90 days of production;
         (viii) Copies of all reports relating to Joint Operations furnished by Operator to the Government, except magnetic tapes which shall be stored by Operator and made available for inspection and/or copying at the sole expense of the Non-Operator requesting same;
         (ix) (Other reports as frequently as is justified by the activities or as instructed by the Operating Committee; and
         (x) Such additional information for Non-Operators as they or any of them may request, provided that the requesting Party or Parties pay the costs of preparation of such information and that the preparation of such information will not unduly burden Operator's administrative and technical personnel. Only Non-Operators who pay such costs shall receive such additional information.
         Operator shall also timely make all reports concerning the Joint Operations to the Government as required under the Petroleum Law and the Licenses and, concurrently therewith, furnish copies of all such reports to the Parties.

5.7      Consultation and Information
         Operator shall consult freely with the Parties and keep them informed of matters concerning the Joint Operations. Without prejudice to the generality of the foregoing, Operator shall:
         (i) inform each Party of all logging, coring, testing and, in addition, such other information concerning the Joint Operations as the Operating Committee may decide, with such advance notice as is practicable in the circumstances, so that each Party may, subject to Article 6.3, have a representative present on location during the conduct of such operations; and
         (ii) provide each Party with copies of all well logs and core analyses and sample fluids for pre-production assay tests and such engineering, geological, geophysical and technical data and such further data and information relating to the Joint Operations as the Operating Committee may decide and, at the sole cost of the Party requesting the same, provide such Party with such additional data and information as such Party may reasonably request.

5.8      Emergencies
         Operator is authorized to make any expenditure or incur commitments for the expenditures or take any actions it deems necessary in the case of emergency (but not otherwise):
         (i) for the safeguarding of lives or property or the prevention of pollution; or
         (ii) as to Licenses, or Production Leases where the Petroleum Law or Regulations require that a well be spudded prior to any authorization date otherwise set forth in this Agreement, the Operator may proceed as necessary to avoid breaches of the Licenses, Petroleum Law or Production Leases, provided that the Operator shall in good faith (a) exercise any rights to obtain discretionary extensions to the extent provided in the Petroleum Law, or otherwise available from the Government and
                  (b) seek to ensure compliance with Article 8.7 by reasonable advance planning.
         Operator shall promptly notify all the Parties of any such circumstances, the amount of expenditures and commitments for expenditures so made and incurred, the actions so taken in accordance with this Article 5.8 and the results THEREOF. Non-Operators shall retain their rights under Article 5.10.1(iii)(a) to reduce their interest or to elect to be a Non-Consenting Party for any such operations

5.9      Disposal and Abandonment

5.9.1 Operator shall, subject to the Accounting Procedure, dispose of any item of Joint Property which Operator determines is no longer needed or suitable for Joint Operations provided that any such disposal shall be with the prior written approval of the Operating Committee and subject to such terms and conditions as would be arrived at pursuant to arms length negotiations.

5.9.2 If the Parties decide to abandon the Joint Operations, or any part thereof, Operator shall, subject to the Accounting Procedure, recover and endeavour to dispose of as much of the Joint Property as the Operating Committee determines can economically and reasonably be recovered, or as may be required to be recovered under the Licenses, the Petroleum Law or any other applicable law, and the net costs or net proceeds therefrom shall be charged or credited to the Joint Account.

5.10     Contractors, Turnkeys, and Percentage Interests in Wells

5.10.1 In the case of any proposed Joint Operations, Operator shall, unless otherwise decided by Parties having in the aggregate between them Percentage Interests exceeding eighty percent (80%) and except in the circumstances referred to in Article 5.8 and in respect of contracts of insurance placed pursuant to the provisions of Article 7.1.1, comply with the following provisions:
         (i) AME shall be appointed as the drilling contractor for all wells to be drilled during the term of this Agreement. The cost of performing drilling, completion and other operations required under this Agreement shall be negotiated in good faith. AME shall use reasonable endeavours to provide Turnkey quotes for such drilling and other services at least ninety
                  (90) days, but not more than one hundred twenty (120) days, prior to the estimated spud dates for each well. Along with the Turnkey quotes, AME shall provide a detailed AFE showing all proposed costs for such drilling and completion operations and justify the AFE prices cited. In the event that any Party believes that such quotes are not competitive, it shall have the right to seek other quotes from other bona fide qualified contractors registered to provide such services in the Republic of Turkey. If any such quote on a Turnkey basis is less than AME has quoted for its comparable services, AME shall have the right to reduce the Turnkey price accordingly or elect to not conduct such services. All outside services and materials should be provided at cost. There should be no indirect operating costs charged under the Accounting Procedure for Turnkey work. The Turnkey price should be for a dry hole with logs run at the casing point and over the bottom hole section, with one core in the reservoir and testing as deemed necessary by AME. There shall be a separate Turnkey price negotiated for completion based upon similar parameters. Turnkey prices and contracts shall be finalized by the Parties not less than sixty (60) days prior to any proposed spud dates. The form of Turnkey contract is attached as Schedule 3.
         (ii) Pursuant to the Turnkey contract and subject to reduction pursuant to Article 5.10.1 (iii) below, Non-Operators shall be required to contribute fifty percent (50%) of its Percentage Interest of the agreed upon Turnkey drilling price to the Non-Operators predetermined bank account maintained at _________________________________________, Ankara, Turkey not
                  less than thirty (30) days prior to the anticipated spud date. Such funds shall be immediately available to Operator for pre-drilling expenditures. The balance of the Turnkey price shall be paid as follows: twenty percent (20%) within five (5) days of the spud date, fifteen percent (15%) within five (5) days of a Communication by the Operator to Non-Operators that the well has reached a depth of 5,000 feet, and the remaining balance within five (5) days of a Communication from the Operator that the well has reached the total depth and the Turnkey Completion Costs anticipated to be incurred within the next thirty (30) days of a Communication from the Operator that a Completion attempt will be made, if the Non-Operators agree to participate in the Completion attempt.
         (iii) If any Party has elected to participate in a Joint Operation for any Appraisal or Development well on any structure on which a discover has been made:
                  (a) it may elect to participate in such well for less than its full Percentage Interest, but in no event less than half of its Percentage Interest, by giving a Communication to Operator not later than thirty
                           (30) days after receipt of the AFE for any such well, which Operator shall provide not less than ninety
                           (90) days before the proposed spudding of such well.
                  (b) If any Party notifies Operator in a timely manner that it has elected to participate for less than its full Percentage Interest in any such Appraisal or Development well, ("Partial Participating Party"), the other Parties, or their Affiliates, shall have the right up to the time such well is spudded to:
                           i) finance the remainder of the Partial Participating Party's Percentage Interest themselves, on a pro-rated basis, or such other percentage basis as such Parties may agree; or
                           ii) to bring in a third party as a farminee, which is not an Affiliate of any Party, to fund that portion of the expense in which Partial Participating Party and the other Parties have elected not to participate. The terms by which such a third party may farmin to such Percentage Interest shall be on the terms mutually agreeable to all Participating Parties with a Participating Interest in the subject License and such third party.
                  (c) In the event, prior to the actual spudding of such well neither the other Parties, their Affiliates nor any third party farminee, have entered into a binding contract to finance all of the Percentage Interest Avenue elected to not participate in under Article
                           5.10.1 (iii) (b) above, Avenue shall have the right, on a first come first served basis, to commit to finance any such Percentage Interest, by a Communication to Operator of the amount by which it has elected to increase its Percentage Interest and shall, within five (5) days of the date of such Communication pay to Operator its proportionate share of cash calls on a pro-rata basis to conform with the payment schedule set out in Article 5.10.1 (ii) hereof.
                  (d) Any Partial Participating Party shall make assignments of its Percentage Interests in the Licenses or Leases, it has elected to not participate in, as provide above, to the other Parties or any third party farminee, as necessary to reflect the Percentage Interest of the respective parties at the time the subject well is spudded. Any such assignment shall exclude any Sub-Area within such License or Lease attributable to production from any existing producing well such Partial Participating Party has a Percentage Interest in.

5.10.2 In the case of any proposed contract for the Joint Operations, Operator shall, unless otherwise agreed by the Operating Committee, use its reasonable endeavours to ensure that:
         (i) any such contract can be freely assigned to any Non-Operator in the event of any change of Operator;
         (ii) in all contracts with contractors, Operator will be entitled to recover on behalf of all the Parties the full amount of:
                  (a) any loss, damage, injury or expense suffered or incurred by them as a result of any tort or breach of such contract on the part of the contractor concerned or any sub-contractor of that contractor; or
                  (b) any right of indemnity contained therein; subject to the defenses, limitations, indemnities or exclusions of liability in favour of the said contractor in such contracts or available to the said contractor in connection with such contract; and
         (iii) in all contracts with contractors, such contractors shall agree to make or bring all actions, claims or demands of whatsoever nature arising out of or in connection with such contracts on or against Operator and, without prejudice to any right which Operator may have to join any Non-Operator as party to any such action, such contractors shall agree that no such action, claim or demand is made or brought against any Non-Operator.

5.10.3 Operator or any of its Affiliates or any of the Parties or any of their Affiliates may supply material, services and facilities for Joint Operations and such supply shall not be subject to the terms of Articles 5.10.1 and 5.10.2 provided that one of the following conditions for such supply has been met:
         (i) the terms, conditions and rates of such supply have been approved by the Operating Committee; or

         (ii) such supply is in respect of a contract placed in the circumstances referred to in Article 5.8.

5.11     Abandonment Agreement
         Not less than two years prior to the expected date for abandonment of any production or other substantial facilities, the Parties shall agree to the terms of an abandonment agreement which shall comply with any relevant provisions of the Petroleum Law and any regulations issued pursuant thereto and ensures that appropriate provision will be made for the cost of abandonment of those facilities and any related liabilities. Unless otherwise agreed abandonment liabilities shall be shared by the Parties in proportion to Percentage Interests. In the event of a Party defaulting under the abandonment agreement, then the Party in question shall be in default under this Agreement and deemed to be a Defaulting Party under Article 12 hereof.

6.       RIGHTS OF THE PARTIES

6.1      Reservation of Rights
         Except as otherwise provided in this Agreement, each Party reserves all its rights under the Licenses.

6.2      Inspection Rights
         Each Party shall have the right to inspect, at all reasonable times during usual business hours, all books, records and inventories of any kind or nature maintained by or on behalf of Operator and relating to the Joint Operations (other than those books, records and inventories maintained by the Party acting as Operator in its capacity as the owner of a Percentage Interest), provided that such Party gives Operator reasonable prior notice of the date upon which it desires to make such inspection and identifies the person or persons who will conduct the inspection.

6.3      Access Rights
         Each Non-Operator shall have the right, at all reasonable times and at its Exclusive Risk and expense, of access to the License Area and/or the Joint Operations, provided such Non-Operator gives Operator reasonable notice of the date such access is required and identifies the representative or representatives to whom such access is to be granted.

7.       INSURANCE AND LITIGATION

7.1      Insurance

7.1.1
         (i) Operator shall obtain and maintain, with respect to the Joint Operations and the Joint Property, all insurance required under the Petroleum Law, the Licenses or any other applicable law. Without limitation to the foregoing, AME shall obtain and maintain:
                  (a)      Workers' Compensation and Employer's Liability
                           Insurance;
                  (b)      Employer's Third Party Liability Insurance; and,
                  (c) Comprehensive General Liability Insurance, in each case with a reputable and Government approved insurer and on terms that are commercially reasonable and customary for such risks in the same or similar circumstances.
         (ii) Operator shall also obtain such other insurance as the Operating Committee may from time to time determine or the Parties may from time to time agree (including in the Farmin and Participation Agreement). With respect to such other insurance, any Party may elect not to participate, if such
                  Party:
                  (a)      gives written notice to that effect to Operator; and
                  (b) does nothing which may interfere with Operator's negotiations for such insurance for the other Parties; and (c) obtains and maintains its own insurance with respect to its Percentage Interest share of all the risks covered by such other insurance. Such Party shall provide Operator with evidence of such other insurance (in respect of which a certificate of adequate coverage from a reputable insurance broker shall be sufficient evidence) or other evidence of financial responsibility as the other Parties may determine to be acceptable (provided however, that no such determination of acceptability shall in any way absolve a non-participating Party from its obligation to meet each Cash Call, including any Cash Call in respect to damages and losses and/or the costs of remedying the same in accordance with the terms of this Agreement; and provided further that if such Party obtains other insurance, such insurance shall contain a waiver of subrogation in favour of all the other Parties in respect of their interests hereunder).
         (iii) The cost of insurance in which all the Parties are participating shall be for the Joint Account and the cost of insurance in which less than all the Parties are participating shall be charged to the Parties so participating in proportion to their respective Percentage Interests. Operator shall, with respect to all insurance obtained by it pursuant to this
                  Article 7.1.1:
                  (a) inform the Parties at least ten (10) days before the inception or renewal dates of the applicable insurance contract or contracts of the salient terms and conditions (including premia) quoted by the insurers to Operator;
                  (b) promptly inform the Parties participating therein when such insurance is taken out and supply them with copies of the relevant policies when the same are issued;
                  (c) arrange for the Parties participating therein, according to their respective Percentage Interests, to be named as co-insureds on the relevant policies with waivers of subrogation in favour of the Parties; and
                  (d) duly file and notify the Parties of all claims and take all necessary and proper steps to collect any proceeds and, if all the Parties are participating therein, credit them to the Joint Account, or, if less than all the Parties are participating therein, credit them to the participating Parties in proportion to their respective Percentage Interests. Subject to the foregoing, any of the Parties may obtain such insurance as it deems advisable for its own account and at its own expense, provided that each such policy contains a waiver of subrogation in favour of the other Parties.

7.1.2    Each of the Parties shall, in addition to any insurance required under
         Article 7.1.1, obtain and maintain, with respect to its Percentage Interest share of any liability to third parties which may arise in connection with the Joint Operations, such insurance, or demonstrate such other evidence of its financial responsibility, as may from time to time be determined by the Operating Committee. Each of the Parties shall, as and when required by any other Party, produce to the Operating Committee such evidence as it may reasonably require to establish that such insurance or other evidence of financial responsibility is being maintained. Such insurance shall in so far as it relates to Joint Operations contain a waiver of subrogation by the insurers in favour of the Parties.

7.1.3 Operator shall take all reasonable steps to ensure that all contractors (including subcontractors) performing work in respect to the Joint Operations obtain and maintain all insurance required under the Licenses, the Petroleum Law, any other applicable law and such other insurance as Operator or the Operating Committee deems appropriate. Operator shall, with respect to all insurance obtained by such contractors (sub-contractors), take all reasonable steps to arrange for such contractors (including sub-contractors) to obtain from their insurers a waiver of subrogation in favour of the Parties in respect of their interests hereunder.

7.1.4 Operator shall promptly notify the Parties of any accident or incident causing damage to Joint Property or arising out of the conduct of the Joint Operations which could in its opinion reasonably be expected to give rise to a claim for damages by a third party for a sum in excess of One Hundred Thousand Dollars ($100,000). Operator shall provide the Parties' insurers all reasonable assistance in connection with their investigation of all claims.

7.2      Litigation

7.2.1 Operator shall promptly notify the Parties of any litigation, lien, demand, adverse claim or judgement relating to the Joint Operations or Joint Property where the total amount of damages together with associated costs are estimated to exceed of One Hundred Thousand Dollars ($100,000) or such other amount as may, from time to time, be determined by the Operating Committee. Operator shall have the authority to prosecute, defend or settle any litigation, lien, demand, adverse claim or judgement relating to the Joint Operations or Joint Property (other than as between the Parties), except where the total amount in dispute and/or the total amount of damages together with associated costs are estimated by Operator to exceed of One Hundred Thousand Dollars ($100,000), or such other amount as may from time to time be determined by the Operating Committee, in which event Operator shall have no authority without the prior approval of the Operating Committee, other than the authority necessary to enable Operator to prevent judgement being awarded against it in default of appearance or defence.

7.2.2 Notwithstanding Article 7.2.1, each Party shall have the right to participate in any such prosecution, defence or settlement at its own cost and expense provided always that no Party may settle its Percentage Interest share of any claim without first satisfying the Operating Committee that it can do so without prejudicing the interests of the Joint Operations.

7.2.3 Subject to Article 7.2.1, any claim, litigation, demand, adverse claim, judgement or other proceedings relating to Joint Operations or Joint Property made against any Party to this Agreement shall be promptly transmitted to all the other Parties by the Party against whom the same may be made, and the Party to the proceedings shall thereafter regularly consult with the other Parties and take account of their reasonable views with regard to the proper conduct of the same.

7.2.4    Provided that a Party complies in all respects with the provisions of
         Article 7.2.3 and except as otherwise provided in this Agreement, that Party shall be entitled to charge to the relevant Joint Account any loss, damage and expense reasonably and properly incurred by such Party with respect to the proceedings in question.

8.       THE OPERATING COMMITTEE

8.1      Establishment and Powers
         There is hereby established an Operating Committee which shall exercise general supervision and control over all matters pertaining to the Joint Operations. Without limiting the generality of the foregoing, but subject as otherwise provided in this Agreement, the powers and duties of the Operating Committee shall include:
         (i) the consideration and determination of all matters relating to general policies, procedures and methods of operation hereunder;

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         (ii)     subject to Article 15 the approval of any public announcement or statement regarding this Agreement or the Joint Operations;

         (iii) the consideration, revision and approval or disapproval of all proposed Programs and Budgets and AFE's prepared and submitted to it pursuant to the provisions of this Agreement;
         (iv) the determination of the timing and location of all wells drilled under the Joint Operations (including the deepening, completing, sidetracking, plugging back, reworking or abandonment thereof) and any change in the use or status of a well;
         (v) the consideration and determination of extensions or renewals of a License and the area required to be surrendered in accordance with the Petroleum Law or the relevant License including the voluntary surrender of a License or any part thereof;
         (vi) removal of Operator in accordance with Article 4.2.2 hereof and the election of a successor Operator;
         (vii) the consideration and determination of contributions to and from third parties for the drilling of wells and the purchase, sale or exchange of information from, to or with third parties;
         (viii) the determination of any field to be included in a development Program for a Discovery and the making of any related application for the issue of a production lease to be issued under the Petroleum Law in respect of the License Area (or any part of it);
         (ix) the consideration and, if so required, the determination of any other matter relating to the Joint Operations which may be referred to it by the Parties or any of them (other than any proposal to amend this Agreement) or which is otherwise designated under this Agreement for reference to it.

8.2      Representatin
         The Operating Committee shall consist of representatives appointed by each of the Parties, provided always that more than one of the Parties may appoint the same representative who shall represent them separately. Each Party shall, as soon as possible after the date of this Agreement, give notice to all the other Parties of the name of its representative and of an alternate on the Operating Committee. Such representative or alternate representative may be replaced from time to time, by like notice. Representatives may bring to meetings of the Operating Committee such advisers as they consider necessary. The representative of a Party or, in the absence of the representative, his alternate, shall be deemed authorized to represent and bind such Party with respect to any matter which is within the powers of the Operating Committee.

         All decisions of the Operating Committee shall be adopted by a vote of the representatives of the Parties in which the vote of each representative shall be weighted by the Percentage Interest in the Licenses of the Party or Parties he represents. By way of example, the vote of a representative of a Party with a Ten Percent (10%) Percentage Interest in the Licenses shall be worth Ten Percent (10%) of the total votes of representatives of all the Parties.

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8.3      Chairman
         The representative of the Party which is Operator shall be the chairman of the Operating Committee unless otherwise agreed by the Operating Committee.

8.4      Meetings and Voting

8.4.1 The Operating Committee shall hold meetings every six months (or at such other regular intervals as may be agreed by the Operating Committee). All meetings of the Operating Committee shall be held at AME's offices in Ankara or in such other places as the Parties may from time to time agree. Alternatively, meetings may be conducted by telephone conference call. Operator shall call such meetings and shall give at least twenty (20) days notice of the time, date and place of each meeting, together with an agenda and a proposed resolution therefor. However, Operator shall use its reasonable best efforts to give at least forty (40) days notice for meetings which deal with operations and/or wells drilled under the Joint Operations. When calling a meeting, Operator shall as soon as is reasonably practicable thereafter, supply the Parties with copies of relevant data and information available to it relating to the matters on the agenda for such meeting. By notice to Operator, any Party can request that additional matters be placed on the agenda, and provided such notice is given at least seven (7) days before the date of the meeting, those matters will be placed on the agenda and considered by the Operating Committee. The representatives of all Parties may agree to consider a matter not on the agenda for such meeting.

8.4.2 The Operating Committee shall hold a special meeting upon the request of any Party. Such request shall be made by written notice to all the other Parties and shall state the matters to be considered at that meeting. Upon receiving such request, Operator shall, without delay, call a special meeting for a date not less than ten (10) nor more than twenty (20) days after receipt of the request, or such other date as may be agreed by all the Parties.

8.4.3 For any meeting of the Operating Committee, the notice period set forth above may be waived with the consent of all the Parties.

8.4.4 Any Party not represented at a meeting may vote on any matter on the agenda for such meeting by either:
         (i)      appointing a proxy in writing; or
         (ii) giving written notice of such vote to Operator prior to the submission of such matter for vote at such meeting.

8.4.5 Except as otherwise expressly provided in this Agreement, all decisions, approvals and other actions of the Operating Committee on all proposals coming before it under this Agreement shall be decided by the affirmative vote of Parties owing in the aggregate Percentage Interests equating to more than fifty five percent (55%) of the aggregate Percentage Interests of all Parties entitled to vote. An abstention or refrain from voting shall be considered a negative vote, except as otherwise specifically provided in this Agreement in cases where failure to reply is deemed approval or an affirmative vote. Each Party is entitled to vote in proportion to the respective Percentage Interest held by it at the time the vote is taken.

8.5      Minutes

8.5.1 For each meeting, the Operating Committee (failing which Operator) shall appoint a secretary for the Operating Committee who shall prepare the minutes of each meeting.

8.5.2 The secretary shall make a record of each proposal voted on and the results of such voting at each Operating Committee meeting. Each representative shall sign and be provided a copy of such record at the end of the meeting and it shall be considered the final record of the decisions of the Operating Committee.

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8.5.3    The secretary shall provide each Party with a copy of the "minutes" of the Operating Committee meeting within fifteen (15) days after the end of the meeting. Each Party shall have fifteen (15) days after receipt of such "minutes" to give notice of its objections to the "minutes" to the secretary. A failure to give notice specifying objections to such "minutes" within the said fifteen (15) days period shall be deemed to be approval of such "minutes". In any event, the votes recorded under
         Article 8.5.2 shall take precedence over the "minutes" described above.

8.6      Action Without A Meeting
         The Parties may vote on and determine, by notice to Operator, any proposal which is submitted to them by Operator by notice and which they could validly determine at a meeting of the Operating Committee if duly held for that purpose. Each Party shall cast its vote within twenty (20) days after the proposal is received by it, except that where the Parties are requested to vote on and determine any proposal relating to the Deepening, Plugging back, Testing or abandonment of a well on which drilling equipment is then located or where the matter presented for consideration by its nature requires determination in less than twenty (20) days and such fact and lesser period are so stated in the notice submitting the proposal, the Parties shall cast their votes within such lesser period which shall be not less than forty eight (48) hoursafter receipt of the notice. Failure by a Party to cast its vote within such period shall be regarded as a vote by that Party against the proposal. Operator shall give prompt notice of the results of any such voting to the Parties and any decision so made shall constitute an effective decision of the Operating Committee and shall be binding on the Parties.

8.7      License Provisions
         The Operating Committee shall determine the location and the time at which all working obligations required by the Licenses or the Petroleum Law shall be performed, unless and to the extent relief from such obligation is sought and obtained from the Government.

9.       WORK PROGRAMS AND BUDGET

9.1      Exploration and Appraisal

9.1.1 On or before the 15th Day of November of each Calendar Year, Operator shall deliver to the Parties a proposed Program and Budget detailing the Joint Operations to be performed for the following Calendar Year, except in the initial year of this Agreement the Program and Budget shall be submitted within thirty (30) days of the execution of this Agreement. Within thirty (30) days of such delivery, the Operating Committee shall meet to consider and to endeavor to agree on a Program and Budget.

9.1.2 If a Discovery is made, Operator shall deliver any notice of Discovery required under the License and shall as soon as possible submit to the Parties a report containing available details concerning the Discovery and Operator's recommendation as to whether the Discovery merits an Appraisal Well. If the Operating Committee determines that the Discovery merits an Appraisal Well, Operator within sixty (60) days, shall deliver to the Parties a proposed Program and Budget for the Appraisal of the Discovery. Within thirty (30) days of such delivery, the Operating Committee shall meet to consider, modify and then either approve or reject the Appraisal Program and Budget. If the Appraisal Program and Budget is approved by the Operating Committee, Operator shall take such steps as may be required under the License or Petroleum Law to secure approval of the Appraisal Program and Budget by the

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         Government. In the event the Government requires changes in the
         Appraisal Program and Budget, the matter shall be resubmitted to the Operating Committee for further consideration and a decision shall be reached by the Operating Committee within thirty (30) days of the date of submittal.

9.1.3 The Program and Budget agreed pursuant to Article 9.1.1 shall include the Minimum Work Obligations, or at least that part of such Minimum Work Obligations required to be carried out during the Calendar Year in question under the terms of the License. Any portion of a Program and Budget adopted pursuant to Article 9.1.2 shall include such operations for the Joint Account as are necessary to maintain the License in full force and effect, including such operations for the Joint Account as are necessary to fulfill the Minimum Work Obligations required for the given Calendar Year. Any items of infrastructure costs in a Program and Budget, such as roads, living facilities or tank farms may be approved, in part, and rejected, in part, by vote of the Operating Committee.

9.1.4 Any approved Program and Budget may be revised by the Operating Committee from time to time. To the extent such revisions are approved by the Operating Committee, the Program and Budget shall be amended accordingly. The Operator shall prepare and submit a corresponding Program and Budget amendment to the Government if required by the terms of the License.

9.1.5    Approval of any such Program and Budget, which includes:
         (a) an Exploration Well, whether by drilling, Deepening or Sidetracking, shall include approval for only expenditures necessary for the drilling, Deepening or Sidetracking of such well, as applicable. When an Exploration Well has reached its authorized depth, all logs, cores and other approved Tests have been conducted and the results furnished to the Parties, Operator shall submit to the Parties an election to participate in an attempt to Complete such well. Operator shall include in such submission Operator's recommendation on such Completion attempt and an AFE or Turnkey price for such Completion costs.
         (b) an Appraisal Well, whether by drilling, Deepening or Sidetracking, shall include approval for only expenditures necessary for the drilling, Deepening or Sidetracking of such well, as applicable. When an Appraisal Well has reached its authorized depth, all logs, cores and other approved Tests have been conducted and the results furnished to the Parties, Operator shall submit to the Parties an election to participate in an attempt to Complete such well. Operator shall include in such submission Operator's recommendation on such Completion attempt and an AFE or Turnkey price for such Completion costs.

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

9.1.6 Any Party desiring to propose a Completion attempt, or an alternative Completion attempt, must do so within the time period provided in
         Article 8.6 by notifying all other Parties. Any such proposal shall include an AFE or Turnkey price for such Completion costs.

9.2      Development

9.2.1 If the Operating Committee determines that a Discovery may be commercial, the Operator shall, as soon as practicable, deliver to the Parties a Development Plan together with the first annual Program and Budget and provisional Programs and Budgets for the remainder of the development of the Discovery, which shall contain, inter alia:
         (i) Details of the proposed work to be undertaken, personnel required and expenditures to be incurred, including the timing of same, on a Calendar Year basis;
         (ii)     An estimated date for the commencement of production;
         (iii)    A delineation of the proposed Production Lease; and
         (iv)     Any other information requested by the Operating Committee.

9.2.2 Within sixty (60) to ninety (90) days of receipt of the Development Plan, the Operating Committee shall meet to consider, modify and then either approve or reject the Development Plan and the first annual Program and Budget for the development submitted by Operator. If the Development Plan is approved by the Operating Committee, Operator shall, as soon as possible, deliver any notice of Discovery required under the License and take such other steps as may be required under the License to secure approval of the Development Plan by the Government. In the event the Government requires changes in the Development Plan, the matter shall be resubmitted to the Operating Committee for further consideration and a decision shall be reached by the Operating Committee within thirty (30) days of the date of submittal.

9.2.3 If the Development Plan is approved, such work shall be incorporated into and form part of the annual Programs and Budgets, and Operator shall, on or before the 15th Day of November of each Calendar Year submit a Program and Budget for the Production Lease, for the following Calendar Year except in the initial year of this Agreement the Program and Budget shall be submitted within thirty (30) days of the execution of this Agreement. Within sixty (60) days after such submittal, the Operating Committee shall endeavor to agree to such Program and Budget, including any necessary or appropriate revisions to the Work Program and Budget for the approved Development Plan. Any items of infrastructure costs in a Program and Budget, such as roads, living facilities or tank farms may be approved, in part, and rejected, in part, by vote of the Operating Committee

9.3      Production
         On or before the 15th day of November of each calendar year, Operator shall deliver to the Parties a proposed production Program and Budget detailing the Joint Operations to be performed in the Production Lease and the projected production schedule for the following Calendar Year. Within sixty (60) days of such delivery, the Operating Committee shall agree upon a production Program and Budget.


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9.4      Itemization of Expenditures

9.4.1 During the preparation of the proposed Programs and Budgets and Development Plans contemplated in this Article 9, Operator shall consult with the Operating Committee regarding the contents of such Programs and Budgets and Development Plans.

9.4.2 Each Program and Budget and Development Plan submitted by Operator shall contain an itemized estimate of the costs of Joint Operations and all other expenditures to be made for the Joint Account during the Calendar Year in question and shall, inter alia:
         (i) identify each work category in sufficient detail to afford the ready identification of the nature, scope and duration of the activity in question;
         (ii) include such reasonable information regarding Operator's allocation procedures and estimated manpower costs as the Operating Committee may determine;
         (iii)    comply with the requirements of the License and the Petroleum
                  Law;
         (iv)     contain an estimate of funds to be expended by Calendar
                  Quarter;
         (v) during the Exploration Period, provide a forecast of annual expenditures and activities through the end of the Exploration Period; and

9.4.3 The Program and Budget shall designate the portion or portions of the License Area in which Joint Operations itemized in such Program and Budget are to be conducted and shall specify the kind and extent of such operations in such detail as the Operating Committee may deem suitable.

9.5      Contract Awards

9.5.1 Operator shall award contracts to the best qualified contractors as it determines, in its sole discretion, by cost and ability to perform the contract without obligation to tender and without informing or seeking the approval of the Operating Committee, provided the contract requirements and liabilities are in accordance with the Programs and Budget and Development Plans as approved. In the event that a Party produces a bid for services or equipment less than a bid from Operator or its Affiliates, Operator shall award the contract to such non-affiliate, so long as it is of comparable quality, or Operator shall have the right to match the lower bid.

9.5.2 Subject to Article 5.10.1, Operator may employ its own tools and equipment in the drilling and completing of wells, but its charges therefore shall be in accordance with the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in Contracts of independent contractors who are doing work of a similar nature, provided the Contract requirements and liabilities are in accordance with the Programs and Budget and Development Plans and in accordance with the terms of any approved Turnkey.

9.6      Authorization for Expenditure ("AFE") Procedure

9.6.1 At least thirty (30) days prior to incurring any commitment or expenditure for the Joint Account, which is estimated to be in excess of U.S. dollars one hundred thousand dollars (U.S. $100,000.00) in an approved Program and Budget, Operator shall send to each Non-Operator an AFE as described in Article 9.6.3.

9.6.2 The approval process for each AFE shall be as stated in the Sections 7.3, 7.4 and 7.5 of the Accounting Procedure.

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9.6.3    Each AFE proposed by the Operator shall:
         (i) Identify the operation by specific reference to the applicable line items in the Work Program and Budget;
         (ii)     Describe the work in detail;
         (iii) Contain Operator's best estimate of the total funds required to carry out such work;
         (iv)     Outline the proposed work schedule;
         (v)      Provide a timetable of expenditures, if known; and
         (vi) Be accompanied by such other supporting information as is necessary for an informed decision.

9.7      Overexpenditures of Programs and Budgets

9.7.1 For expenditures on any line item of an approved Program and Budget, Operator shall be entitled to incur without further approval of the Operating Committee an overexpenditure for such line item up to ten percent (10 %) of the authorized amount for such line item; provided that the cumulative total of all overexpenditures for a Calendar Year shall not exceed five percent (5%) of the total Program and Budget in question.

9.7.2 At such time that Operator is certain that the limits of Article 9.7.1 will be exceeded, Operator shall furnish a supplemental AFE for the estimated overexpenditures to the Operating Committee for its review and shall provide the Parties with full details of such overexpenditures. Operator shall promptly give notice of the amounts of overexpenditures when actually incurred.

9.7.3 The restrictions contained in this Article 9.7 shall be without prejudice to Operator's rights to make expenditures as set out in
         Article 5.8.

10.      OPERATIONS BY LESS THAN ALL PARTIES

10.1     Limitation on Applicability

10.1.1 No operations may be conducted in furtherance of a License except as Joint Operations pursuant to Article 9 or as Exclusive Risk Operations under this Article 10. No Exclusive Risk Operation shall be conducted which conflicts with or could reasonably be expected to hinder, obstruct, diminish, or impede a previously approved Joint Operation, or a previously approved Exclusive Risk Operation, or a previously drilled well (or Zone of a well) in the License Area..

10.1.2 Operations which are required to fulfill the Minimum Work Obligations must be proposed and conducted as Joint Operations, and may not be proposed or conducted as Exclusive Risk Operations under this Article
         10. Except for Exclusive Risk Operations relating to Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompletions or Reworking of a well originally drilled to fulfill the Minimum Work Obligations, no Exclusive Risk Operations may be proposed or conducted until the Minimum Work Obligations are fulfilled.

10.1.3   No Party may propose or conduct an Exclusive Risk Operation under this
         Article 10, unless and until such Party has properly exercised its right to propose a Joint Operation pursuant to Article 9 in which the other parties have elected not to participate.

10.2     Procedure to Propose Exclusive Risk Operations

10.2.1 Subject to Article 10.1, if any Party proposes to conduct an Exclusive Risk Operation, such Party shall give notice of the proposed operation to all Parties. Such notice shall specify that such operation is proposed as an Exclusive Risk Operation, the work to be performed, the location, the objectives, and estimated cost of such operation.

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

10.2.2 Any Party entitled to receive such notice shall have the right to participate in the proposed operation.
         (i) For proposals to Deepen, Test, Complete, Sidetrack, Plug Back, Recomplete or Rework involving the use of a drilling rig that is standing by in the License Area, any such Party wishing to exercise such right must so notify Operator within forty eight
                  (48) hours after receipt of the notice proposing the Exclusive Risk Operation.
         (ii) For proposals to develop a Discovery, any Party wishing to exercise such right must so notify the Party proposing to develop within ninety (90) days after receipt of the notice proposing the Exclusive Risk Operation.
         (iii) For all other proposals, any such Party wishing to exercise such right must so notify Operator within thirty (30) days after receipt of the notice proposing the Exclusive Risk Operation.

10.2.3 Failure of a Party to properly reply within the period specified above shall constitute an election by that Party not to participate in the proposed operation.

10.2.4 If all Parties properly exercise their rights to participate, then the proposed operation shall be conducted as a Joint Operation. The Operator shall commence such Joint Operation as promptly as practicable and conduct it with due diligence.

10.2.5 If less than all Parties entitled to receive such proposal notice properly exercise their rights to participate, then:
         (i) Immediately after the expiration of the applicable notice period set out in Article 10.2.2, the Operator shall notify all Parties of the names of the Consenting Parties and the recommendation of the proposing Party as to whether the Consenting Parties should proceed with the Exclusive Risk Operation.
         (ii) Concurrently, Operator shall request the Consenting Parties to specify the Percentage Interest each Consenting Party is willing to bear in the Exclusive Risk Operation.
         (iii) Within seventy two (72) hours after receipt of such notice, each Consenting Party shall respond to the Operator stating

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                  that it is willing to bear a Percentage Interest in such
                  Exclusive Risk Operation equal to:
                  (a)      Only its Percentage Interest as stated in Article
                           3.1;
                  (b) A fraction, the numerator of which is such Consenting Party's Percentage Interest as stated in Article 3.1 and the denominator of which is the aggregate of the Percentage Interests of the Consenting Parties as stated in Article 3.1; or
                  (c) The total of its Percentage Interest as contemplated by Article 10.2.5.(iii)(b) plus all or any part of the difference between one hundred percent (100%) and the total of the Percentage Interests subscribed by the other Consenting Parties.
         (iv) Any Consenting Party failing to advise Operator within the response period set out above shall be deemed to have elected to bear the Percentage Interest set out in Article 10.2.5(iii)(b) as to the Exclusive Risk Operation.
         (v) If within the response period set out above, the Consenting Parties subscribe less than one hundred percent (100 %) of the Percentage Interest in the Exclusive Risk Operation, the Party proposing such Exclusive Risk Operation shall be deemed to have withdrawn its proposal for the Exclusive Risk Operation, unless within forty eight (48)hours of the expiry of the response period set out in Article 10.2.5(iii), the proposing Party notifies the other Consenting Parties that the proposing Party shall bear the unsubscribed Percentage Interest.
         (vi) If one hundred percent (100%) subscription to the proposed Exclusive Risk Operation is obtained, Operator shall promptly notify the Consenting Parties of their Percentage Interests in the Exclusive Risk Operation.
         (vii) As soon as any Exclusive Risk Operation is fully subscribed, Operator shall commence such Exclusive Risk Operation as promptly as practicable and conduct it with due diligence in accordance with this Agreement.
         (viii) If such Exclusive Risk Operation has not been commenced between sixty (60) and one hundred eighty (180) days after the date of the notice given by Operator under Article 10.2.5(vii), the right to conduct such Exclusive Risk Operation shall terminate. If any Party still desires to conduct such Exclusive Risk Operation, notice proposing such operation must be resubmitted to the Parties in accordance with Article 10.2, as if no proposal to conduct an ExclusiveRisk Operation had been previously made.

10.3     Responsibility for Exclusive Risk Operations

10.3.1 The Consenting Parties shall bear in accordance with the Percentage Interests agreed under Article 10.2.5 the entire cost and liability of conducting an Exclusive Risk Operation and shall indemnify the Non-Consenting Parties from any and all costs and liabilities incurred incident to such Exclusive Risk Operation (including but not limited to all costs, expenses or liabilities for environmental, consequential, punitive or any other similar indirect damages or losses arising from business interruption, reservoir or formation damage, inability to produce petroleum, loss of profits, pollution control and environmental amelioration or rehabilitation) and shall keep the License Area free and clear of all liens and encumbrances of every kind created by or arising from such Exclusive Risk Operation.

10.3.2 Notwithstanding Article 10.3.1, each Party shall continue to bear its Percentage Interest share of the cost and liability incident to the operations in which it participated, including but not limited to Plugging and abandoning and restoring the surface location, but only to the extent those costs were not increased by the Exclusive Risk Operation.

10.4     Consequences of Exclusive Risk Operations

10.4.1 With regard to any Exclusive Risk Operation, for so long as a Non-Consenting Party has the option under Article 10.4.3 to reinstate the rights it relinquished under Article 10.4.2, such Non-Consenting Party shall be entitled to have access concurrently with the Consenting Parties to all data and other information relating to such Exclusive Risk Operation, other than G & G Data obtained in an Exclusive Risk Operation. If a Non-Consenting Party desires to receive and acquire the right to use such G & G Data, then such Non-Consenting Party shall have the right to do so by paying to the Consenting Parties its Percentage Interest share as set out in Article 3.1 of the cost incurred in obtaining such G & G Data.

10.4.2 Subject to Article 10.4.3, each Non-Consenting Party shall be deemed to have relinquished to the Consenting Parties, and the Consenting Parties shall be deemed to own, in proportion to their respective Percentage Interests in any Exclusive Risk Operation all of each such

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         Non-Consenting Party's right to participate in further operations in such Exclusive Risk Operation or Deepened or Sidetracked portion of a well in which the Exclusive Risk Operation was conducted.

10.4.3 A Non-Consenting Party shall have only the following options to reinstate the rights it relinquished pursuant to Article 10.4.2:
         (i) If the Consenting Parties decide to appraise a Discovery made in the course of an Exclusive Risk Operation, the Consenting Parties shall submit to each Non-Consenting Party the approved Appraisal program. For thirty (30) days from receipt of such Appraisal program, each Non-Consenting Party shall have the option to reinstate the rights it relinquished pursuant to
                  Article 10.4.2 and to participate in such Appraisal program;
         (ii) If the Consenting Parties decide to develop a Discovery made or Appraised in the course of an Exclusive Risk Operation, the Consenting Parties shall submit to the Non-Consenting Parties a Development Plan substantially in the form intended to be submitted to the Government under the License. For sixty (60) days from receipt of such Development Plan , each Non-Consenting Party shall have the option to reinstate the rights it relinquished pursuant to Article 10.4.2 and to participate in such Development Plan;
         (iii) If the Consenting Parties decide to Deepen, Complete, Sidetrack, Plug Back or Recomplete an Exclusive Risk Well and such further operation was not included in the original proposal for such Exclusive Risk Well, the Consenting Parties shall submit to the Non-Consenting Parties the approved AFE for such further operation. For thirty (30) days from receipt of such AFE, each Non-Consenting Party shall have the option to reinstate the rights it relinquished pursuant to Article
                  10.4.2 and to participate in such operation;
         The Non-Consenting Party may exercise such options by notifying the Operator within the respective period specified above that such Non-Consenting Party agrees to pay the Cash Premium as set out in
         Article 10.5.2, or to elect to reinstate under Article 10.5.3.

10.4.4 A Non-Consenting Party shall become a Consenting Party with regard to an Exclusive Risk Operation at such time as the Non-Consenting Party gives notice pursuant to Article 10.4.3; provided that such Non-Consenting Party shall in no way be deemed to be entitled to any lump sum amount Cash Premium paid incident to such Exclusive Risk Operation. The Percentage Interest of such Non-Consenting Party in such Exclusive Risk Operation shall be its Percentage Interest set out in
         Article 3.1 (subject to election of a reduced interest under Article 5.10.1(iii)). The Consenting Parties shall contribute to the Percentage Interest of the Non-Consenting Party in proportion to the excess Percentage Interest that each received under Article 10.2.5(iii). If all Parties participate in the proposed operation, then such operation shall be conducted as a Joint Operation pursuant to Article 9.

10.4.5 If after the expiry of the period in which a Non-Consenting Party may exercise its option to participate in further operation pursuant to
         Article 10.4.3, the Consenting Parties desire to proceed, the Party chosen by the Consenting Parties proposing to act as Operator for such development, shall give notice to the Government under the appropriate provision of the License requesting a meeting to advise the Government that the Consenting Parties consider the Discovery to be a commercial Discovery. Following such meeting such Operator for such development shall apply for a Production Lease (if applicable in the License). Unless the Development Plan is materially modified or expanded prior to the commencement of operations under such plan (in which case a new notice and option shall be given to the Non-Consenting Parties under
         Article 10.4.3), each Non-Consenting Party to such Development Plan shall:
         (i) If the License so allows, elect not to apply for a Production Lease covering such development and forfeit all interest in such Production Lease, or
         (ii)     If the License does not so allow, be deemed to have:
                  (a) Elected not to apply for a Production Lease covering such development;
                  (b)      Forfeited all economic interest in such Production
                           Lease;
                  (c) Assumed a fiduciary duty to exercise its legal interest in such Production Lease for the benefit of the Consenting Parties. In either case such Non-Consenting Party shall be deemed to have withdrawn from this Agreement to the extent it relates to such Production Lease, even if the Development Plan is modified or expanded subsequent to the commencement of operations under such Development Plan and shall be further deemed to have forfeited any right to participate in the construction and ownership of facilities outside such Production Lease designed solely for the use of such Production Lease. The Operating Committee shall be responsible for determining that part of the License Area which shall be maintained outside the area of the Production Lease and the Non-Consenting Party shall retain its rights and such retained portion of the License Area.

10.5     Premium to Participate in Exclusive Risk Operations

10.5.1   INTENTIONALLY OMITTED

10.5.2 Within thirty (30) days of the exercise of its option under Article 10.4.3, each such Non-Consenting Party shall pay to such Consenting Parties in proportion to their respective interest in such Exclusive Risk Operation a Cash Premium equal to (i) such Non-Consenting Party's Percentage Interest share of all liabilities and expenses, that were incurred in any Exclusive Risk Operations relating to the obtaining of the portion of the G & G Data which pertains to the Discovery, the drilling, Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting and Reworking of the Exploration Well which made the Discovery or, the Appraisal Well(s) which delineated the Discovery in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to Article 10.4.2 multiplied by four-hundred percent (400%) and (ii) such Non-Consenting Parties Percentage Interest share of all liabilities and expenses that were incurred in the Exclusive Risk Operations relating to any prior Development Wells that were part of the Development Plan multiplied by two-hundred percent (200%).

10.5.3   In lieu of payment of the Cash Premium in the amounts provided in
         Article 10.5.2, a Non-Consenting Party may elect to participate in an Exclusive Risk Operation and all further operations in the License Area, at such time as the Consenting Parties shall have recovered from net production revenues from such Exclusive Risk Operations a sum equal to one-hundred fifty percent (150%) of the amounts specified in Article
         10.5.2. The election pursuant to this Article 10.5.3 shall be made within thirty (30) days of the option to reinstate provided in Article 10.4.3.

10.5.4 Articles 10.5.2, and 10.5.3 shall be subject to the election by the Non-Consenting Party to reduce its Percentage Interest in such Exclusive Risk Operation by up to one-half and reduce pro-rata, the Cash Premium or recover amounts under Article 10.5.2 or 10.5.3. Such election must be made within thirty (30) days of the exercise of its option under Article 10.4.3.

10.6     Order of Preference of Operations

10.6.1 Except as otherwise specifically provided in this Agreement, if any Party desires to propose the conduct of an operation that will conflict with an existing proposal for an Exclusive Risk Operation, such Party shall have the right exercisable for five (5) days, or twenty four (24) hours if the drilling rig to be used is standing by in the License Area, from receipt of the proposal for the Exclusive Risk Operation, to deliver to all Parties entitled to participate in the proposed operation such Party's alternative proposal.

10.6.2 Each Party receiving such proposals shall elect by delivery of notice to Operator within the appropriate response period set out in Article
         10.2.2 to participate in one of the competing proposals. Any Party not notifying Operator within the response period shall be deemed to have voted against the proposal.

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

10.6.3 The proposal receiving the largest aggregate Percentage Interest vote shall have priority over all other competing proposals. Operator shall deliver notice of such result to all Parties entitled to participate in the operation within five (5) days of the end of the response period, or twenty four (24) hours if the drilling rig to be used is standing by in the License Area,

10.6.4 Each Party shall then have two (2) days or twenty four (24) hours if the drilling rig to be used is standing by in the License Area, from receipt of such notice to elect by delivery of notice to Operator whether such Party will participate in such Exclusive Risk Operation, or will relinquish its interest pursuant to Article 10.4.2. Failure by a Party to deliver such notice within such period shall be deemed an election not to participate in the prevailing proposal.

10.7     Stand-By Costs

10.7.1 When an operation has been performed, all tests have been conducted and the results of such tests furnished to the Parties, stand by costs incurred pending response to any Party's notice proposing an Exclusive Risk Operation for Deepening, Testing, Sidetracking, Completing, Plugging Back, Recompleting, Reworking or other further operation in such well (including the period required under Article 10.6 to resolve competing proposals) shall be charged and borne as part of the operation just completed. Stand by costs incurred subsequent to all Parties responding, or expiration of the response time permitted, whichever first occurs, shall be charged to and borne by the Parties proposing the Exclusive Risk Operation in proportion to their Percentage Interests, regardless of whether such Exclusive Risk Operation is actually conducted.

10.7.2 If a further operation is proposed while the drilling rig to be utilized is on location, any Party may request and thereupon shall receive up to five (5) additional days after expiration of the applicable response period specified in Article 10.2.2 within which to respond by notifying Operator that such Party agrees to bear all stand by costs and other costs incurred during such extended response period. Operator may require such Party to pay the estimated stand by time in advance as a condition to extending the response period. If more than one Party requests such additional time to respond to the notice, stand by costs shall be allocated between such Parties on a day-to-day basis in proportion to their Participating Interests.

10.8     Use of Property

10.8.1 The Parties participating in any Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting or Reworking of any well drilled under this Agreement shall be permitted to use, free of cost, all casing, tubing and other equipment in the well that is not needed for operations by the owners of the wellbore, but the ownership of all such equipment shall remain unchanged. On abandonment of a well in which operations with differing participation have been conducted, the Parties abandoning the well shall account for all equipment in the well to the Parties owning such equipment by tendering to them their respective Percentage Interest shares of the value of such equipment less the cost of salvage.

10.8.2 Spare capacity in equipment that is constructed pursuant to this Agreement and used for processing or transporting oil and gas after it has passed through primary separators and dehydrators (including without limitation treatment facilities, gas processing plants and pipelines) shall be available for use by any Party for Hydrocarbon production from the License Area on the terms set forth below. All Parties desiring to use such equipment shall nominate capacity in such equipment on a monthly basis by notice to Operator at least ten (10) days prior to the beginning of each month. Operator may nominate capacity for the owners of the equipment if they so elect. If at any time the capacity nominated exceeds the total capacity of the equipment, the capacity of the equipment shall be allocated in the following priority: (1) first, to the owners of the equipment up to their respective Percentage Interest shares of total capacity, (2) second, to owners of the equipment desiring to use capacity in excess of their Participating Interest shares, in proportion to the Percentage Interest of each such Party and (3) third, to Parties not owning interests in the equipment, in proportion to their Participating Interests in the Agreement. Owners of the equipment shall be entitled to use up to their Percentage Interest share of total capacity without payment of a fee under this Article 10.8.2. Otherwise, each Party using equipment pursuant to this Article 10.8.2 shall pay to the owners of the equipment monthly throughout the period of use an arm's-length fee based upon third party charges for similar services in the vicinity of the License Area. If no arm's-length rates for such services are available, then the Party desiring to use equipment pursuant to this
         Article 10.8.2 shall pay to the owners of the equipment a monthly fee equal to (1) that portion of the total cost of the equipment, divided by the number of months of useful life established for such equipment under the tax law of the host country, that the capacity made available to such Party on a fee basis under this Article 10.8.2 bears to the total capacity of the equipment plus (2) that portion of the monthly cost of maintaining, operating and financing the equipment that the capacity made available to such Party on a fee basis under this Article
         10.8.2 bears to the total capacity of the equipment.

10.8.3 Payment for the use of equipment under Article 10.8.2 shall not result in an acquisition of any additional interest in the equipment by the paying Parties. However, such payments shall be included in the costs which the paying Parties are entitled to recoup under Article 10.5.

10.8.4   Parties electing to use spare capacity or equipment pursuant to Article
         10.8.2 shall indemnify the owners of the equipment against any and all costs and liabilities incurred as a result of such use (including but not limited to all costs, expenses or liabilities for environmental, consequential, punitive or other similar indirect damages or losses, whether arising from business interruption, reservoir or formation damage, inability to produce petroleum, loss of profits, pollution control, environmental amelioration or rehabilitation or otherwise).

10.9     Miscellaneous

10.9.1 Each Exclusive Risk Operation shall be carried out by the Consenting Parties acting as the Operating Committee, subject to the provisions of this Agreement applied mutatis mutandis to such Exclusive Risk Operation and subject to the terms and conditions of the License.

10.9.2 The computation of liabilities and expenses incurred in Exclusive Risk Operations, including the liabilities and expenses of Operator for conducting such operations, shall be made in accordance with the principles set out in the Accounting Procedure.

10.9.3 Operator shall maintain separate books, financial records and accounts for Exclusive Risk Operations which shall be subject to the same rights of audit and examination as the Joint Account and related records, all as provided in the Accounting Procedure. Said rights of audit and examination shall extend to each of the Consenting Parties and each of the Non-Consenting Parties so long as the latter are, or may be, entitled to elect to participate in such operations.

10.9.4 Operator, if it is conducting an Exclusive Risk Operation for the Consenting Parties, regardless of whether it is participating in that Exclusive Risk Operation, shall be entitled to request cash advances and shall not be required to use its own funds to pay any cost and expense and shall not be obliged to commence or continue Exclusive Risk Operations until cash advances requested have been made, and the Accounting Procedure shall apply to Operator in respect of any Exclusive Risk Operations conducted by it.

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

10.9.5 Should the submission of a Development Plan be approved in accordance with Article 9.2, or should any Party propose a development in accordance with Article 10, with either proposal not calling for the conduct of additional Appraisal drilling, and should any Party wish to drill an additional Appraisal Well prior to development, then the Party proposing the Appraisal Well as an Exclusive Risk Operation shall be entitled to proceed first, but without the right (subject to the following sentence) to future reimbursement pursuant to Article 10.5. If such an Appraisal Well is produced, the Consenting Party or Parties shall own and have the right to take in kind and separately dispose of all of the Non-Consenting Parties' Entitlement from such Appraisal Well until the value thereof, determined in accordance with the price which such Consenting Parties receive from the sale of such Petroleum to non-affiliated purchasers in arms length transactions, equals one hundred percent (100%) of such Non-Consenting Parties' Percentage Interest shares of all liabilities and expenses, including overhead, that were incurred in any Exclusive Risk Operations relating to the Appraisal Well. If, as the result of drilling such Appraisal Well as an Exclusive Risk Operation, the Party proposing to apply for the Production Lease decides to not develop the reservoir, then each Non-Consenting Party who voted in favor of such Development Plan prior to the drilling of such Appraisal Well shall pay to the Consenting Party the amount such Non-Consenting Party would have paid had such Appraisal Well been drilled as a Joint Operation.

10.9.6 If the Operator is a Non-Consenting Party to an Exclusive Risk Operation to develop a Discovery, then subject to obtaining any necessary Government approvals the Operator may resign, but in any event shall resign on the request of the Consenting Parties, as Operator for the Production Lease for such Discovery and the Consenting Parties shall select a Party to serve as Operator.

10.9.7 If prior to approval by the Operating Committee, the Operator or any other Party commences an operation for infrastructure improvements, such as roads, pipelines, tank farms, production facilities, or associated downstream costs ("Infrastructure"), a Party may elect not to participate in the costs of Infrastructure and the other Parties may proceed as an Exclusive Risk Operation, resulting in the ownership of Infrastructure by Consenting Parties and the charging of a reasonable rental fee to the Joint Operations for use of Infrastructure. Charges for Infrastructure that benefit more than one well in a License Area shall be allocated equally between all wells benefited. The Non-Consenting Parties may elect for a period of twenty four (24) months after the completion of the Infrastructure, to obtain an ownership interest in such Infrastructure by paying to the Consenting Parties their Percentage Interest share of costs for the Infrastructure plus interest at the Base Rate from the date of expenditure for the Infrastructure.

11. ACCOUNTING The Accounting Procedure is hereby made part of this Agreement. In the event of any conflict between this Agreement and the Accounting Procedure, this Agreement shall prevail. The Accounting Procedure is an inseparable part of this Agreement. The Accounting Procedure rights of audit pursuant to Section 1.9 shall apply to any account maintained by the Operator into which revenues from Production for Joint Operations or Exclusive Risk Operations are deposited, and Non-Operators shall have access to such accounts and account records within five (5) days of request for same from the Operator.

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

12.      DEFAULT

12.1     Failure to Pay
         If any Party ("Defaulting Party") fails to pay its full share of any Advance by the due date in accordance with the Accounting Procedure (a "Default"), provided that a Default under one License shall not be treated as a Default under any other Licenses,
         (i) Operator shall, as soon as practicable, notify all the Parties of such Default;
         (ii) unless one or more of the Parties who (between them, if more than one) would be required by (a) below to contribute more than fifty percent (50%) of the amount in default decide otherwise:
                  (a) each Party other than the Defaulting Party ("Non-Defaulting Parties") shall contribute, as hereinafter provided, a share of the amount in Default in the proportion that its Percentage Interest bears to the total of the Percentage Interests of the Non-Defaulting Parties and pending receipt of such additional contributions Operator shall make arrangements to meet any commitments falling due by borrowing the necessary funds from outside sources or by making the necessary funds available itself. All costs of any such financing shall be charged to the Non-Defaulting Parties; financing made available by Operator shall bear interest calculated on a day-to-day basis at a rate equal to five (5) percent per annum above Base Rate;
                  (b) within six (6) days following the notification by Operator under (i) above, Operator shall notify all the Parties of the liability of each of the Non-Defaulting Parties to contribute to the amount in Default and shall make a further Cash Call accordingly to take effect on the expiration of nine
                           (9) days specified in (c) below; and
                  (c) if such Default continues for more than nine (9) days after the date of notification by Operator, each of the Non-Defaulting Parties shall, on the day next following such ninth day, pay the amount notified under (b) above, and thereafter shall continue to pay, in addition to its share of subsequent Advances, the same proportion of that part of all such subsequent Advances attributed to the Defaulting Party, until such time as the Defaulting Party has remedied its default in full or until forfeiture, as hereinafter provided. Failure by any Party to make such payments shall likewise and with the same results render that Party in Default.

12.2     Remedy of Default
         The Defaulting Party shall have the right to remedy the Default at any time prior to forfeiture, as hereinafter provided, by payment in full to Operator or, if the Non-Defaulting Parties have paid any amounts under Article 12.1, the Non-Defaulting Parties, in proportion to the amounts so paid to them, of all amounts in respect of which the Defaulting Party is in Default, which shall include any cost of financing or interest chargeable to the Non-Defaulting Parties pursuant to Article 12.1 (ii), together with interest thereon calculated on a day-to-day basis at a rate equal to five (5) percent per annum above Base Rate from time to time from and including the due date for payment of such amounts until the actual date of payment.

12.3     Continuation of Default

12.3.1 If any Default continues for more than fifteen (15) days after the date of notification by Operator under Article 12.1(i) then, for so long as the Default so continues, the Defaulting Party shall not be entitled to Production in kind or to receive or retain the Net Pre-tax Revenue to which it would otherwise be entitled from the well to which the Defaults relates, and instead such Net Pre-tax Revenue shall be credited to the Non Defaulting Parties in the proportions in which their respective Percentage Interests bear to the total of the Percentage Interests of the Non-Defaulting Parties.

12.3.2 During the continuation of any Default, the Defaulting Party shall not be entitled to attend meetings of the Operating Committee or be entitled to vote thereat (so that the voting interest of each Party other than the Defaulting Party shall be in the proportion which its Percentage Interest bears to the total Percentage Interests of such Parties), except in relation to decisions or matters concerning any of the Licenses or previously completed Wells as to which the Default is not applicable. Notwithstanding that a Defaulting Party may not be entitled to attend or vote at a meeting of the Operating Committee in relation to any particular matter, it shall be bound by decisions of the Operating Committee made during the continuation of the Default in relation to that matter. If the Default subsists for sixty (60) days after the date of notification by Operator under Article 12.1(i) and the Defaulting Party continues to hold a Percentage Interest, then from the end of such sixty (60) day period, while the Default subsists, the Defaulting Party shall grant to Operator a perfected security interest against the Defaulting Parties accounts receivable, as necessary to insure payment to the Non-defaulting Parties. Furthermore, the Defaulting Party shall have no further access to any data and information relating to the Joint Operations, except in relation to data or information concerning any of the Licenses or previously completed Wells as to which the Default is not applicable.

12.3.3
         (i) In the event that the Default continues for more than one-hundred and fifty (150) days after the date of notification by Operator under Article 12.1(i) and such Default is material and not resulting from a good-faith dispute under this Agreement, Accounting Procedure or Turnkey contract, then each of the Non-Defaulting Parties shall have the right to have forfeited to it and to acquire the Percentage Interest of the Defaulting Party in the wells to which the Default relates (excluding any previously completed wells in respect of which the Defaulting Party is not in Default) , by notice to the other Parties given within fifteen
                  (15) days after notice from Operator that the Defaulting Party remains in Default under this Article 12.3.3 (ii) ,
         (ii) If none of the Non-Defaulting Parties exercises its right as is mentioned in Article 12.3.3 (i) then, without prejudice to any rights of the Non-Defaulting Parties, the Parties shall be deemed to have decided to abandon the Joint Operations in relation to the relevant well and (subject to any abandonment agreement entered into pursuant to Article 5.11.3) each Party, including the Defaulting Party, shall pay its Percentage Interest share of the costs of abandoning such Joint Operations.

12.3.4 With respect to Article 12.3.3, any such forfeiture and acquisition of the interest of the Defaulting Party in any wells to which a Default relates, shall be:
         (i)      subject to any necessary consent of the Government;

         (ii) without prejudice to any other rights of each Party other than the Defaulting Party;
         (iii) so forfeited and acquired as beneficial owner or owners free of any charges and encumbrances (other than rent and royalty under the relevant Licenses) but subject to all obligations under this Agreement and the relevant Licenses insofar as the interest assigned is concerned;
         (iv) subject to the Defaulting Party remaining liable and obligated for its Percentage Interest share of all net costs and obligations that in any way relate to the abandonment of the relevant Joint Operations, except to the extent they result from Joint Operations carried out after the date of forfeiture; and
         (v)      effective as of the date of Default;
         and the Defaulting Party shall promptly join in such actions as may be necessary or desirable to obtain any necessary consent of the Government and shall execute and deliver any and all documents necessary to effect any such forfeiture and acquisition and all costs and expenses pertaining to any such forfeiture and acquisition shall be the responsibility of the Defaulting Party.

12.3.5 Notwithstanding anything to the contrary in Articles 12.3.3 or 12.3.4, the Defaulting Party shall continue to retain its economic interest in any wells (or Zones of wells) for which it previously earned its economic interest, free and clear of amounts due for Default.

12.4     In the event that either:
         -------------------------
         (i) less than all of the Non-Defaulting Parties acquire the interest of the Defaulting Party in any wells and (to the relevant extent) in and under this Agreement by forfeiture and acquisition in terms of Article 12.3.3; or
         (ii) Non-Defaulting Parties acquire such interest otherwise than in proportion to their respective Percentage Interests, then not later than onehundred-twenty (120) days after the date of notification by Operator under Article 12.1(i) the Non-Defaulting Parties shall make such cash adjustments between themselves as may be required to ensure that all amounts paid by them under Article 12.1(ii)(c) are borne and the amounts (if any) recouped from the Defaulting Party are recouped by the Non-Defaulting Parties in proportion to the Percentage Interests of the Non-Defaulting Parties subsequent to forfeiture and acquisition in terms of Article 12.3.3. In the event that the Defaulting Party's Net Pre- Tax Revenue has been applied under Article 12.3.1 in or towards remedying the Default, such cash adjustments shall take into account the amount so applied.

12.5     EXCLUSIVE REMEDY

         The remedies described in this Article 12 shall constitute the exclusive remedies for Defaults.


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

13.      DISPOSAL OF PETROLEUM

13.1     Right and Obligation
         Subject to the provisions hereinafter contained and subject to the Petroleum Law, in respect of the development of any Discovery:
         (i) as an alternative to receiving under Article 3.1 a share of Net Pre-Tax Revenue derived from the sale of Joint Petroleum by Operator on behalf of the Parties, each Party shall have the right to take in kind and separately dispose of its Percentage Interest share of the total quantities of Joint Petroleum available under this Agreement, but excluding the Operator's reasonable estimate of the amount of such Joint Petroleum unavoidably lost in the course of Joint Operations or used by Operator in the conduct of the Joint Operations, and less a quantity of such Joint Petroleum equivalent to that required to satisfy any Government royalty and the obligations of the Parties in relation to the ERSAN Royalty Interest; and
         (ii) Operator, if so required from time to time by a Party, shall arrange for the lifting, marketing, sale and dispose of Joint Petroleum, provided that the arrangement contemplated complies with the provisions set forth in the Petroleum Law and Regulations.

13.2     NGLs and Natural Gas
         The Parties recognize that, in the event of the production of NGLs or Natural Gas, it may or will be or become desirable for them to enter into special arrangements for the disposal of the same and they agree that, in such event and upon the request of any of them, their respective representatives shall meet together as necessary to consider their entry into such arrangements and that, if and to the extent that any such arrangements are agreed, they will adopt and undertake the same. Until such time as the Parties have entered into special arrangements for the disposal of NGLs or Natural Gas, all operations with regard to the production of NGLs or Natural Gas shall be governed by the terms and conditions of this Agreement.


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

14.      CONFIDENTIALITY

14.1     Confidential Data and Information
         Each Party shall, and shall cause its Affiliates to, keep confidential all of the terms of this Agreement and all written and/or electronically stored data and information acquired or received by that Party under this Agreement throughout the term of this Agreement and for a period of two (2) years thereafter; provided, however, that this obligation of confidentiality shall not apply to any disclosure of information:
         (i) that is in or enters the public domain without a breach of a duty of confidentiality by the disclosing Person or was obtained from a third party having no confidentiality restriction to the Parties;
         (ii) the disclosure of which is required by the Petroleum Law or related Regulations or of the disclosing Party or its Affiliate by law, regulation, legal process, or order of any court or governmental body having jurisdiction (including applicable State and Federal securities laws, rules and regulations in the USA) or pursuant to the regulations of any securities exchange upon which any of the Parties or its Affiliate is (or is to be) listed or its securities are (or are to be) traded;
         (iii) to any Affiliate or bona fide potential assignee of such Party, and to the employees, agents, consultants, bankers, financial and professional advisers of that Party, its Affiliate or any such bona fide potential assignee, provided that (a) they have a reasonable need to know the information and (b) they are instructed and agree in writing to maintain this information confidential;
         (iv) by any Party or its Affiliates or any Person referred to in paragraph (iii) above to whom any Party has disclosed the same, to investors or targeted potential investors in any Party or the interests of any Party or financial institutions or their advisors, or any Affiliate of any Party in connection with a capital raising or the listing of equities or project financing or the like;
         (v) or any potential farminee, which agrees in writing to maintain such information confidential; In the event of any Party ceasing to hold a Percentage Interest, such Party shall nevertheless remain bound by this Article 14.1.

14.2     Trading Rights
         Operator may, with the prior written approval of all Parties and on such terms and conditions as they may determine, exchange any such data and information for other similar data and information and Operator shall promptly provide all the Parties with a conformed, copy of the agreement regulating such exchange and all such other data and information. Notwithstanding the foregoing provisions of this Article 14, if any Party is also the owner or part owner of such other data and information or otherwise has a right of access to the same, it shall not be entitled to prevent an exchange which has been approved by the other Parties. In the event that the aforesaid proviso is invoked against a Party which is already owner or part owner of the other data and information then:
         (i) that Party shall be entitled to request Operator to use all reasonable endeavours to arrange within ninety (90) days of the exchange approved by all the other Parties, a separate exchange with the third party selected by the Party concerned subject to Operating Committee approval of the third party for such purpose (which approval shall not be unreasonably withheld); and
         (ii) upon receiving a request under sub-paragraph (i) above, Operator shall use all reasonable endeavours to comply with such requests and shall divulge to the Parties, subject to the terms of the said separate exchange, all data and information received pursuant thereto.

15.      PUBLIC ANNOUNCEMENT

15.1 Subject to Article 15.2, any Party may propose the preparation and release of public announcements and statements regarding this Agreement or the Joint Operations, provided always (except in the case of an emergency pertaining to operations under this Agreement) that no such public announcement or statement shall be issued or made unless prior thereto all the Parties have been furnished with a copy thereof and the approval of the Operating Committee has been obtained.

15.2 No Party shall issue or make any public announcement or statement regarding this Agreement or the Joint Operations unless prior thereto it furnished all the Parties with a copy of such announcement or statement and obtains the approval of the Operating Committee provided that, notwithstanding any failure to obtain such approval, no Party or any Affiliate of such Party shall be prohibited from issuing or making any such public announcement or statement if it is necessary to do so in order to comply with any applicable law, the regulations of a recognized stock exchange or the requirements of the Securities and Exchange Commission of the United States of America or any relevant Government authority in the Republic of Turkey.

16.      OUTGOINGS
         The Parties shall be liable for the payment of their respective Percentage Interest shares of all sums which may be properly payable under the Petroleum Law and the Licenses, provided that to the extent permitted by the Petroleum Law and the Licenses, Operator shall pay all such sums (including royalties) from the Joint Account. Pursuant to the terms of the Accounting Procedure, all Parties shall have rights of audit for all expenditures made from the Joint Account bank account and the Operator shall pay all net sums to the non-operators from the Joint Account to the specified non-operator bank accounts within thirty (30) days of the determination by Operator of the net funds available.

17.      COVENANT, UNDERTAKING AND RELATIONSHIP

17.1     Covenant and Undertaking

17.1.1   Without prejudice to the overriding responsibility of Operator under
         Article 5.2.2, each Party hereby covenants and undertakes with each other Party that it will comply with all the applicable provisions and requirements of the Petroleum Law and the Licenses and will do all such acts and things within its control as may be necessary to keep and maintain the Licenses in full force and effect.

17.1.2 Each Party hereby covenants and undertakes with each other Party as follows:
         (i) neither it nor any of its Affiliates nor any of their officers, directors, employees, agents, shareholders or representatives (including a consultant) shall make, or cause to be made, in connection with the License, the Joint Operations, this Agreement or the transactions contemplated by this Agreement, payments, loans or gifts or promises or offer of payments, loans or gifts of any money or anything of value, directly or indirectly:
                  (a) to or for the use or benefit of any official or employee of any government or agency or instrumentality thereof (including without limitation any enterprise owned or controlled by such government), or any Person acting in an official capacity for or on behalf of any government, department, agency or instrumentality;
                  (b) to or for the use or benefit of any political party or official or candidate thereof, or any official or employee of a public international organization, or any person acting in an official capacity for or on behalf of any political party or public international organization;
                  (c)      in violation of any applicable law; or
                  (d) to any other Person either as an advance or as a reimbursement if it knows that any part of such payment, loan or gift will be directly or indirectly given or paid by such other Person to an official, party, party official or candidate referred to in sub-paragraph (a) or (b) above, or will reimburse such other Person for payments, gifts, or loans previously made, to any such official, party, party official or candidate;
         (ii) the receipt by it of the consideration which may be obtained hereunder or of any funds or interests under License does not violate the laws, decrees and regulations of the Republic of Turkey;
         (iii) it shall answer and shall cause each of its officers, directors, employees and attorneys-in-fact, and its Affiliates and their respective officers, directors, employees and attorneys-in-fact, to answer, and shall exert reasonable commercial efforts to cause its and their consultants to answer, in reasonable detail, any questionnaire or other written or oral communications, or any request for information from any publicly traded Party or its outside auditors, relating to the covenants and undertakings set forth in paragraphs (i) and (ii) above; and
         (iv) to provide, on or before the 30th day after notice from any publicly traded Party so requesting, such publicly traded Party with certification to the effect that it has not, and its Affiliates and their personnel have not, made or sought any payments, directly or indirectly, in violation of paragraph (i) or (ii) above.

17.2     Relationship

17.2.1 The liability of the Parties hereunder shall be several and not joint or collective and each Party shall be responsible only for its individual obligations hereunder. It is expressly agreed that it is not the purpose or intention of this Agreement to create, nor shall the same be construed as creating, any mining partnership, commercial partnership or other partnership. Notwithstanding the foregoing, the Parties acknowledge that they are fiduciaries to each other within the scope of the terms of this Agreement, and fiduciary duties under California law of loyalty, disclosure and fair dealing between the Parties shall be applicable.

17.2.2 Each Party, to the extent of its Percentage Interest share, agrees to indemnify each other Party, for any claim by or liability to (including any costs and expenses necessarily incurred in respect of such claim or liability) any person not being a Party, arising from or in connection with the Joint Operations.

17.2.3 Nothing in Article 17.2.2 shall require a Party to indemnify a Party in respect of claims against or liabilities of that Party arising from its acts, defaults or omissions as Operator or in any capacity (including as contractor of or service or equipment supplier to the Joint Operations) other than as the holder of a Participating Interest.

18.      ASSIGNMENT AND ENCUMBRANCES

18.1     Restriction
         No assignment of any interest under the Licenses (or any of them) or this Agreement shall be made by any Party otherwise than :
         (i) in respect of an equal undivided interest in all or part of its interest in all (but not some only) of the Licenses and in and under this Agreement (so that any such assignment shall include all or a corresponding part of any interest of such Party in an Exclusive Risk Project) , provided that if a Party notifies the other Parties (the "OTHER PARTIES") that it wishes to assign an interest in less than all of the Licenses or a different proportionate interest in different Licenses, the Parties shall, at the cost of the Party who gave the notice, in good faith seek to reach agreement on arrangements which would accommodate such an assignment whilst addressing any legitimate concerns of the Other Parties (or any of them) in relation to the consequences of such an arrangement (which concerns may relate to, amongst other matters, confidentiality, cost and revenue allocation, unitisation of fields underlying more that one License area, and representation on and decision-making of the Operating Committee, and which arrangements to address such concerns may include, amongst other things, the entering into of separate joint operating agreements in substantially the same terms as this Agreement for each of the Licenses), and if such an agreement is reached the restriction in this Article 18.1(i) shall apply subject to the terms of that agreement;
         (ii) in the case of an assignment of part only of the interest of the assigning Party in the Licenses and under this Agreement, where that part equates to a Percentage Interest of not less than 5% and the Percentage Interest to be retained by the assigning Party immediately following the assignment is not less than 5%; and
         (iii)    in accordance with the following provisions of this Article.

18.2     Right

18.2.1 Each of the Parties may, subject to any necessary consent and approval of the Government and to the provisions hereinafter contained, at any time upon written notice to the other Parties (accompanied by written confirmation from the Party proposing to assign that the assignment is not being made with the intention that the assignee should thereafter cease to be an Affiliate of such Party) assign all or part of its Percentage Interest to an Affiliate of such Party if either:
         (i) the Affiliate has demonstrated to the satisfaction of the other Parties its financial capability to meet its prospective obligations hereunder; or
         (ii) the assigning Party has agreed to remain jointly and severally liable with the Affiliate for the performance of the assigned obligations.

18.2.2 Each of the Parties may at any time assign all or part of its Percentage Interest other than as provided in Article 18.2.1 or Article
         18.6 if and only if:
         (i) any necessary consent and approval of the Government to such assignment shall have been obtained; and
         (ii) the remaining, non-assigning Parties shall have consented to such assignment in writing (which consent may only be withheld on the grounds of lack of financial responsibility and capability of the proposed assignee to discharge the obligations under this Agreement as they relate to the interest to be assigned).

18.3     Effective Date
         No such assignment shall be effective or binding upon the Parties until the date upon which the assignor or assignee furnishes all the Parties with:
         (i) an executed or photostatic copy of an instrument evidencing such assignment, together with any necessary consent and approval of the Government; and
         (ii) a written instrument (in form and content satisfactory to the Parties and duly executed by the assignee) under which the assignee accepts and assumes all of the obligations under this Agreement, and complying with the requirements of any abandonment agreement entered into pursuant to Article 5, insofar as the interest assigned is concerned.

18.4     Continuing Obligations

18.4.1 Any Party making an assignment, withdrawal or relinquishment of any of its Percentage Interest in an Exploration License or Production Lease hereunder shall be responsible for filing all necessary applications and taking all necessary actions related thereto. In the event a Party is unable or refuses to take such action, the Joint representative of such Party is hereby granted authority, as necessary, to make an assignment and such other actions as necessary to assign such interest.

18.4.2 A Party so assigning all or part of its Percentage Interest shall remain liable to the other Parties for all obligations attaching to the interest assigned pursuant to this Article 18 which are incurred prior to the effective date of such assignment and such obligations shall in addition become the obligations of the assignee.

18.4.3 The Parties shall promptly join in such reasonable actions as may be necessary or desirable to obtain any consent and approval of the Government in connection with, and shall execute and deliver any and all documents reasonably necessary to effect, any such assignment.

18.5     Costs
         All costs and expenses pertaining to any such assignment shall be the responsibility of the assignor.

18.6     Encumbrance
         Each of the Parties may mortgage, pledge or otherwise encumber all or part of its interest in the Licenses and in and under this Agreement for the purpose of security relating to finance provided that:
         (i) such Party shall remain liable for all obligations relating to such interest;
         (ii) the encumbrance shall be subject to any necessary approval of the Government and is registered with the Petroleum Registry.
                  18.7 Joint Venture Agreements Nothing contained in this
                  Article 18 shall prevent a Party from assigning an interest in the Licenses and under this Agreement pursuant to the provisions of the Farmin and Participation Agreement, provided that all Parties must consent to any farmout, farmin or joint venture operations pursuant to which a third party acquires a Participating Interest in the Licenses, and that in the event of any farmout, farmin or joint venture relationships, the respective rights and obligations of the parties pursuant to this Agreement shall be maintained, mutatis mutandis, to the extent feasible, including a proportionate share of the ERSAN Royalty Interest. All third party participations shall be required to bear its proportionate share of the ERSAN Royalty Interest whereupon such royalty burden upon the Parties shall be proportionately reduced corresponding to the reduction in net revenue interest to all Parties. For example, if a joint venture party receives a 50% net revenue interest for undertaking G&G and/or drilling obligations, the aggregate royalty burden from the farmout Parties to ERSAN shall be reduced from 7.5% of 100% to 7.5% of 50% All Parties shall be kept apprised of any negotiations for farm-ins, farm-outs or joint ventures on a current basis and will be afforded opportunities to review communications and to participate in all meetings or discussions, prior to the finalization and execution of agreements. Any Party may recommend potential farmin or joint venture partners.

18.8     Meaning of "Assigment"
         For the purposes of this Article 18, unless the context otherwise requires, 'assignment' includes an assignment, transfer, novation, charge, encumbrance or other security interest, or a disposal of any other kind of a legal or beneficial right or interest in the Licenses (or any of them) or under this Agreement, and 'assign' and 'assigning' shall be construed accordingly.

19.      WITHDRAWAL

19.1     Restriction
         No Party may withdraw from any of the Licenses or this Agreement otherwise than in accordance with the following provisions of this Article.

19.2     Right

19.2.1 Any Party may, subject to Article 19.3, at any time give notice to the other Parties that it wishes to withdraw from all or any of the Licenses. Within thirty (30) days of receipt of such notice, any of the other Parties may similarly give notice that it wishes to withdraw from the Licenses the subject of that withdrawal notice. If all the other Parties give such notice no assignment of an interest in the relevant Licenses shall take place, the Parties shall be deemed to have decided to abandon the Joint Operations insofar as they relate to the relevant Licenses and the relevant Licenses shall be surrendered on the earliest possible date. If less than all the other Parties give such notice, the withdrawing Parties shall withdraw from the relevant Licenses on the earliest possible date by assigning their respective interests in the Licenses to one or more of the non-withdrawing Parties in accordance with Article 19.3 without any compensation whatsoever, provided that if such an assignment has not been completed within ninety (90) days of the notice, all of the Parties shall be deemed to have decided to abandon the Joint Operations insofar as they relate to the relevant Licenses and the relevant Licenses shall be surrendered on the earliest possible date.

19.2.2 If, by the final date permitted under the Petroleum Law for the commencement or completion of drilling in respect of a License (and after taking account of relevant remedy periods normally afforded to licensees by the Government prior to forfeiture of license interests), no well has been spudded or, as applicable, completed as part of the Joint Operations but Exclusive Risk Drilling has commenced or, as applicable, been completed so as to prevent forfeit of the relevant License, each of the Parties which is not by that time a participant in relation to such Exclusive Risk Drilling shall be deemed to have given notice under Article 19.2.1 of its intention to withdraw from the relevant Licenses.

19.3     Conditions
         With respect to Article 19.2, unless all of the Parties have notified their desire to withdraw from a License pursuant to Article 19.2.1 (in which event, for the avoidance of doubt, the relevant License will be surrendered):
         (i) a Party which has notified its intention to withdraw from a License pursuant to Article 19.2.1 (a "WITHDRAWING PARTY") shall, promptly after the expiry of the period of thirty (30) days referred to in Article 19.2.1, assign all of its interest to the non-withdrawing Parties as wish or are obliged to accept it, which shall (unless otherwise agreed by such non-withdrawing Parties) be allocated to them in the proportion in which their respective Percentage Interests prior to the effective date of withdrawal (as hereinafter defined) bears to the total of the same;
         (ii) the Withdrawing Party shall promptly join in such actions as may be necessary or desirable to obtain any consent of the Government in connection with, and shall execute and deliver any and all documents necessary to effect, any such assignment. A withdrawal shall not be effective and binding upon the Parties until the date upon which the same shall have been done ("the effective date of withdrawal", provided that if no such consent is required "the effective date of withdrawal" shall be the date of expiry of the period of thirty (30) days referred to in Article 19.2.1);
         (iii) the Withdrawing Party shall promptly join in all actions required by the other Parties for the maintenance of the Licenses provided that its participation in such actions shall not cause it to incur, after the date on which notice of withdrawal is given, any financial obligations except as provided in this Article 19;
         (iv) the Withdrawing Party shall pay all fines and penalties which may be prescribed by the Government and all reasonable and documented costs and expenses incurred by the other Parties in connection with such withdrawal;
         (v) the Withdrawing Party shall not be allowed to withdraw from the Licenses if its interest is subject to any liens, charges or encumbrances (other than (a) rents and royalties due under the Licenses or the Petroleum Law (b) the ERSAN Royalty Interest (as defined in the Farmin and Participation Agreement) and (c) a lien, charge or encumbrance granted in favour of all of the other parties and securing the performance of obligations under this Agreement), unless the other Parties are willing to accept the assignment subject to such additional liens, charges or encumbrances;
         (vi) unless the Party or Parties acquiring its interest agree to accept the withdrawing Party's liabilities and obligations, the Withdrawing Party shall remain liable and obligated for its Percentage Interest share of all expenditure accruing to the Joint Account under any Program and Budget approved by the Operating Committee and authorized by AFE prior to the date on which notice of withdrawal is given, even if the operations concerned are to be implemented thereafter, provided always that this sub-paragraph (vi) shall not render a withdrawing Party liable for any amounts which such Party would not have been obliged to pay had it not withdrawn;
         (vii) the Withdrawing Party shall remain liable and obligated for its share of all costs and obligations that in any way relate to the abandonment of Joint Operations or a Exclusive Risk Project in which such withdrawing Party participated in accordance with any abandonment agreement entered into pursuant to Article 5 or with the provisions of this Agreement if abandonment operations commence within three (3) years after the effective date of withdrawal; and

         (viii)   if the Withdrawing Party withdraws from some only of the
                  Licenses:
                  (a) the non-withdrawing Parties in respect of the Licenses from which the Withdrawing Party is withdrawing shall promptly execute a joint operating agreement in identical terms, mutatis mutandis, to this Agreement, except that such agreement shall exclude the Withdrawing Party as a party, shall relate only to the Licenses from which the Withdrawing Party has withdrawn, shall reflect the Percentage Interests of the non-Withdrawing Parties in the relevant Licenses immediately following completion of the assignments effected or to be effected pursuant to sub-paragraph (i) above, and shall take effect from the completion of such assignments; and
                  (b) with effect from the completion of such assignments, this Agreement shall cease to apply to the Licenses the subject of the new agreement entered into pursuant to sub-paragraph (viii)(a) above and all associated Joint Operations and Joint Property, provided that any decisions, notices, actions or other things made, given or done under and in accordance with this Agreement prior to that time and relating solely to such Licenses and associated Joint Operations and Joint Property shall be deemed to have been taken under and in accordance with, and shall be equally effective and valid for purposes of, that new agreement.

20. FORCE MAJEURE

20.1 The obligations of each of the Parties hereunder, other than the obligations to make payment of money, shall be suspended during the period and to the extent that such Party is prevented or hindered from complying therewith by "Force Majeure" (as hereinafter defined). In such event, such Party shall give notice of suspension as soon as reasonably possible to the other Parties stating the date and extent of such suspension and the cause thereof. Any of the Parties whose obligations have been suspended as aforesaid shall resume the performance of such obligations as soon as reasonably possible after the removal of the cause and shall so notify all the other Parties.

20.2 In this Article 20 "Force Majeure" means any cause beyond the reasonable control of a Party provided that a lack of funds shall not constitute "Force Majeure".

21.      APPLICABLE LAW AND ARBITRATION

21.1 This Agreement shall be governed by and construed in accordance with laws of the State of California, USA, excluding any provisions thereof which would require the application of the laws of any other jurisdiction.

21.2     Arbitration

21.2.1 All disputes arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved under the rules of the London Court of International Arbitration, which rules are deemed to be incorporated by reference to this Article.

21.2.2 The number of arbitrators shall be one (or three if the Parties mutually so agree).

21.2.3 The seat or place of the arbitration shall be San Francisco, California, USA.

21.2.4   The language to be used in the arbitral proceedings shall be English.

21.2.5 The arbitrators' award may include compensatory damages against either Party, but under no circumstances shall the arbitrators be authorized to nor shall they award punitive damages or multiple damages against any Party.

21.2.6 The Parties hereby exclude any right of application or appeal to any court, to the extent that they may validly so agree, and in particular in connection with any question of law arising during the course of the arbitration or out of the arbitration panel.

22.      NOTICES

22.1     Manner of service
         Any notice or other communication (a "COMMUNICATION") which any Party may desire to give or deliver in connection with this Agreement shall be in writing and shall be delivered by hand or sent by fax or email to the addressee at its address or fax number or email address and marked for the attention of the person set out in Article 22.3. Any such notice sent by fax or email shall be confirmed in hard copy form by post or by hand or email.

22.1     TIME OF NOTICE

         A Communication shall be deemed to have been given and received:
         (i)      if delivered by hand, at the time of delivery; or
         (ii) if sent by fax, on acknowledgment of the addressee's facsimile receiving equipment on the day following the day of such acknowledgment.
         (iii) if sent by email, on the day following acknowledgement of the addressee's receipt of the email by confirmation back to the sender from the recipient in an electronic communication initiated by the recipient, but not otherwise;
         (iv) as to any notice period of forty eight (48) hours or less, Operator shall utilize its best efforts to give a prompt telephone notice each Party's Operating Committee representative.

22.2     22.3     Addresses
                  The current addresses, fax numbers, email addresses and, where applicable, contact names of the Parties for the purposes of Communications are as follows:

         AME and ERSAN:

         c/o ALADDIN MIDDLE EAST LTD
         Attn:  Mr Oyman Sayer and
         Mr. Cem Sayer
         Sogutozu Caddesi No:23
         Balgat-Ankara*
         06520 Turkey
         Tel: +90.312.2871915 or 287 1988
         Fax:+90.312.2873357 or 287 5768
         Email csayer@tr.net

         AVENUE
         Attn: Mr Jonathan Herzog
         15303 Ventura Blvd.,
         9th Fl. Sherman Oaks,
         CA, USA and
         Tel: +818 380 3020
         Fax:+818 380 3021
         Email jonathan.Herzog@avenuegroupinc.com

         Copied to:

         Attn: Mr. Levi Mochkin
         34-36 Punt Road, Windsor,
         Melbourne, Australia,.
         Tel: +613 9533 7800
         Fax:+613 9533 7900
         Email lm10itt@aol.com

         And to:

         Dr Jaap Poll
         45 Philip Road,
         Dalkeith, WA 6009
         Australia
         Tel: +61 8 9386 2045
         Fax: + 61 8 9386 2053
         Email jaappoll@ozemail.com.au

         And to:

         Jeffrey E. Sultan, Esq.
         Jeffer, Mangels, Butler & Marmaro LLP
         Seventh Floor
         1900 Avenue of the Stars
         Los Angeles, California 90067-4308
         Tel: (310) 201-3515
         Fax: (310) 712-8515
         E-mail: jes@jmbm.com


         A Party may change its address, fax number, email address or contact name for the purpose of Communications by serving notice on the other Parties in accordance with this Article.

23.      MISCELLANEOUS

23.1 This Agreement shall be prepared in the English language and no translation into any other language shall be utilized in its interpretation. During the implementation of this Agreement the English language shall be used as working language. Without prejudice to the foregoing, the Parties shall arrange for the preparation of a Turkish translation of this Agreement solely for the purpose of submission to the Government.

23.2 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.3 All schedules referred to herein and attached hereto, including the Accounting Procedure, are by this reference incorporated herein as an integral part of this Agreement.

23.4 This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

         ALADDIN MIDDLE EAST LTD.


         By:
                  Name:
                  Position:




         ERSAN PETROL SANAYII A.S.


         By:
                   Name:
                  Position:


         AVENUE ENERGY INC.


         By:
                  Name:
                  Position:

                                   SCHEDULE 1



                          TO JOINT OPERATING AGREEMENT

                                     BETWEEN

                             ALADDIN MIDDLE EAST LTD

                            ERSAN PETROL SANAYII A.S.

                                       AND

                               AVENUE ENERGY INC.

                                   RELATING TO

                               -------------------





                              ACCOUNTING PROCEDURE

                                    SECTION I

                               GENERAL PROVISIONS

1.1      PURPOSE

         1.1.1 The purpose of this Accounting Procedure is to establish equitable methods for determining charges and credits applicable to operations under the Agreement which reflect the costs of Joint Operations to the end that no Party shall gain or lose in relation to other Parties.

                           It is intended that approval of a Program and Budget
                  and AFE's as provided in the Agreement shall constitute approval of the rates and allocation methods used therein to currently charge the Joint Account, but subject to verification by audit at a later date as provided in the Accounting Procedure.

         1.1.2 The Parties agree, however, that if the methods prove unfair or inequitable to Operator or Non-Operators, the Parties shall meet and in good faith endeavor to agree on changes in methods deemed necessary to correct any unfairness or inequity.

1.2 CONFLICT . In the event of a conflict between the provisions of this Accounting Procedure and the provisions of the Agreement, the provisions of the Agreement shall, to the extent of the conflict, prevail.

1.3 DEFINITIONS. The definitions contained in Article 1 of the Agreement shall apply to this Accounting Procedure and have the same meanings when used herein. Certain terms used herein are defined as follows:

                           "THE AGREEMENT" shall mean the main body (Articles 1
                  to 23) of the Joint Operating Agreement to which this Accounting Procedure is a schedule.

                           "COUNTRY OF OPERATIONS" shall mean Republic of
                  Turkey.

                           "MATERIAL" shall mean personal property (including,
                  but not limited to, equipment and supplies) acquired and held for use in Joint Operations.

1.4      JOINT ACCOUNT RECORDS AND CURRENCY EXCHANGE.
         -------------------------------------------

         1.4.1 Operator shall at all times maintain and keep true and correct records of the production and disposition of all Petroleum and Natural Gas, and of all costs and expenditures under the Agreement, as well as other data necessary or proper for the settlement of accounts between the Parties in connection with their rights and obligations under the Agreement and to enable Parties to comply with their respective applicable income tax and other laws.

         1.4.2 Operator shall maintain accounting records pertaining to Joint Operations in accordance with generally accepted accounting practices used in the international petroleum industry and any applicable statutory obligations of the Country of Operations as well as the provisions of the Licenses and the Agreement.

         1.4.3 Joint Account records shall be maintained by Operator in the English language and in United States of America ("U.S.") currency and in such other language and currency as may be required by the laws of the Country of Operations. Conversions of currency shall be recorded at the rate actually experienced in that conversion. Currency translations for expenditures and receipts shall be recorded at the arithmetic average of the buying and selling rates at the close of business on the last day of the preceding month as published by the Central Bank of Turkey, or if not published by the Central Bank of Turkey, then by the clearing bank with whom the Parties commingled Dollar denominated funds are maintained.

         1.4.4 Any currency exchange gain or losses shall be credited or charged to the Joint Account, except as otherwise specified in this Accounting Procedure.

         1.4.5 This Accounting Procedure shall apply, mutatis mutandis, to Exclusive Risk Operations in the same manner that it applies to Joint Operations; provided, however, that the charges and credits applicable to Consenting Parties shall be distinguished by an Exclusive Risk Operation Account. For the purpose of determining and calculating the remuneration of the Consenting Parties, including the premiums for Exclusive Risk Operations, the costs and expenditures shall be expressed in U.S. currency (irrespective of the currency in which the expenditure was incurred).

         1.4.6 The accrual basis for accounting shall be used in preparing accounts concerning the Joint Operations.

1.5      STATEMENTS AND BILLINGS.
         -----------------------

         1.5.1 Unless otherwise agreed by the Parties or pursuant to Turnkey contracts, Operator shall submit monthly to each Party, on or before the 10th Day of each month, statements of the costs and expenditures incurred during the prior month, indicating by appropriate classification the nature thereof, the corresponding budget category, and the portion of such costs charged to each of the Parties.

                           These statements, as a minimum, shall contain the
                  following information:

                  - advances of funds setting forth the currencies received from each Party

                  -        the share of each Party in total expenditures

                  -        the current account balance of each Party

                  - summary of costs, credits, and expenditures on a current month, year-to-date, and inception-to-date basis or other periodic basis, as agreed by Parties

                  - details of unusual charges and credits in excess of U.S. dollars five thousand (U.S.$5,000.00).

         1.5.2 Operator shall, upon request, furnish a description of the accounting classifications used by it.

         1.5.3 Amounts included in the statements and billings shall be expressed in U.S. currency and reconciled to the currencies advanced.

         1.5.4 Each Party shall be responsible for preparing its own accounting and tax reports to meet the requirements of the Country of Operations and of all other countries to which it may be subject. Without limiting the foregoing, each Party acknowledges that it will keep its records and accounts in accordance with Turkish Accounting Procedures and Fiscal Procedure Law as published in the Turkish Official Gazette on
                  10.01.1961 Law Number 213. Operator, to the extent that the information is reasonably available from the Joint Account records, shall provide Non-Operators in a timely manner with the necessary statements to facilitate the discharge of such responsibility.

1.6      BANK ACCOUNTS.
         -------------

         1.6.1 Operator shall open and maintain a single set of bank accounts for the Joint Operations. Should there be a change in Operator under the Agreement (other than pursuant to a transfer to an Affiliate), then separate bank accounts shall thereafter be maintained by the successor Operator. To the extent permitted by applicable law and regulations, Operator will utilise interest bearing accounts when possible so temporary short term cash balances held pending disbursement can earn interest.

         1.6.2 The bank accounts shall be denominated in Dollars and Turkish Lira and any other foreign currency that Operator deems necessary.

         1.6.3 Operator shall notify the Parties of the name of the bank and the account numbers on opening of each account.

         1.6.4 The accounts shall be established in the Republic of Turkey and/or any other country the Operating Committee may deem appropriate.

         1.6.5 Operator may not commingle in any of the accounts its own funds.

1.7      PAYMENTS AND ADVANCES.
         ---------------------

         1.7.1 Not less than ten (10) days prior to the beginning of each month, except pursuant to Turnkey contracts, Operator shall furnish the Parties with a Cash Call, requesting an Advance or Advances for such month and showing estimated Cash Calls for the two (2) months immediately following that month. The amount requested in a Cash Call shall be Operator's estimate of the amount required from the Parties to enable Operator to defray the net cash payments, being cash payments less cash receipts as adjusted for cash on hand, due in the relevant month under obligations properly incurred by Operator in connection with the Joint Operations and in accordance with the Agreement.

         1.7.2 Each Cash Call shall be made in writing and delivered to all Non-Operators not less than twenty (20) days before the payment due date and shall be accompanied by a statement indicating the Budget and, where applicable, AFEs for which the funds are required and the amounts attributed to each major budget heading for which the funds are required, analysed by Budget and, where applicable, AFE. The due date for payment of such Advances shall be set by Operator but shall be no sooner than the first day of the month for which the Advances are required. All Advances shall be made without bank charges. Any charges related to receipt of Advances from a Non-Operator shall be borne by that Non-Operator.

         1.7.3 Each Non-Operator shall wire transfer its share of the full amount of each such cash call to Operator on or before the due date, in the currencies requested, and to a bank account established under Section 1.6 designated by Operator and denominated in the relevant currency. If currency provided by a Non Operator is other than as requested, the entire cost of converting to the requested currency shall be charged to that Non-Operator.

         1.7.4 Notwithstanding the provisions of Section 1.7.2, should Operator be required to pay any sums of money for the Joint Operations which were unforeseen at the time of providing the Non-Operators with said estimates of its requirements and which have been authorised by the Parties in an approved Budget and, if applicable, an AFE, Operator may make a written request of the Non-Operators for special advances covering the Non-Operators' share of such payments. Each such Non-Operator shall make its proportional special advances within fifteen
                  (15) days after receipt of such notice.

         1.7.5 If a Non-Operator's advances exceed its share of cash expenditures, the next succeeding cash advance requirements, after such determination, shall be reduced accordingly. A Non-Operator may request that its excess advances be refunded. Operator shall make such refund within ten (10) days after receipt of the Non-Operator's request provided that the amount is in excess of the requesting Non-Operator's share of the cash advance requirements for the succeeding Month.

         1.7.6 If Non-Operator's advances are less than its share of cash expenditures, the deficiency shall, at Operator's option, be added to subsequent cash advance requirements or be paid by Non-Operator within ten (10) days following the receipt of Operator's billing to Non-Operator for such deficiency.

         1.7.7 If, under the provisions of the Agreement, Operator is required to segregate funds received from the Parties, any interest received on such funds shall be applied against the next succeeding cash call or, if directed by the Operating Committee, distributed quarterly. The interest thus received shall be allocated to the Parties on an equitable basis taking into consideration date of funding by each Party to the accounts in proportion to the total funding into the account. A monthly statement summarizing receipts, disbursements, transfers to each joint bank account and beginning and ending balances thereof shall be provided by Operator to the Parties. Any interest received by Operator from interest-bearing accounts containing commingled funds received from the Parties shall be credited to the Parties in accordance with the allocation procedure as set forth above.

         1.7.8 Subject to governmental regulation, Operator shall have the right, at any time and from time to time, to convert the funds advanced or any part thereof to other currencies to the extent that such currencies are then required for operations. The cost of any such conversion shall be charged to the Joint Account.

         1.7.9 Operator shall endeavor to maintain funds held for the Joint Account in bank accounts at a level consistent with that required for the prudent conduct of Joint Operations.

         1.7.10 If under the Agreement, Operator is required to segregate funds received from or for the Joint Account, the provisions under this Section 1.7 for payments and Advances by Non-Operators shall apply also to Operator.

1.8 Adjustments. Payments of any advances or billings shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of such Year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. Failure on the part of a Non-Operator to make claim on Operator for adjustment within such period shall establish the correctness thereof and preclude the filing of exceptions thereto or making claims for adjustment thereon. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of the Property as provided for in Section VI. Operator shall be allowed to make adjustments to the Joint Account after such twenty-four (24) month period if these adjustments result from audit exceptions outside of this Agreement, third party claims, or Government requirements. Any such adjustments shall be subject to audit within the time period specified in Section 1.9.1.

1.9      AUDITS.
         ------

         1.9.1 A Non-Operator, upon at least sixty (60) days advance notice in writing to Operator and all other Non-Operators, shall have the right to audit the Joint Accounts and records of Operator relating to the accounting hereunder for any Year within the twenty-four (24) month period following the end of such Year. The cost of each such audit shall be borne by Non-Operators conducting the audit. It is provided, however, that Non-Operators must take written exception to and make claim upon the Operator for all discrepancies disclosed by said audit within said twenty-four (24) month period. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct joint or simultaneous audits in a manner which will result in a minimum of inconvenience to the Operator. Operator and Non-Operators shall make every effort to resolve any claim resulting from an audit within a reasonable period of time.

         1.9.2 In connection with any audit under Section 1.9.1, a Non-Operator may audit the records of an Affiliate of Operator relating to that Affiliate's charges. The provisions of this Accounting Procedure shall apply mutatis mutandis to such audit. Operator shall procure its relevant Affiliates facilitat6e any such audit.

         1.9.3 At the conclusion of each audit, each Party shall endeavour to settle outstanding matters with Operator and shall circulate a written report concerning unresolved items to all the Parties within two (2) months of the conclusion of each audit. The report shall include all claims arising from such audit together with comments pertinent to the operation of the accounts and records. Operator shall reply to the report in writing as soon as possible and in any event not later than two (2) months following receipt of the report. Should the Parties (or any of them) consider that the report or reply requires further investigation of any item therein, such Parties shall have the right to conduct further investigation in relation to such matter notwithstanding that the said period of twenty-four (24) months may have expired. Such further investigation shall be commenced within ninety (90) days and be concluded within one hundred and twenty (120) days of the receipt of such report or reply.

         1.9.4 All adjustments resulting from an audit agreed between Operator and the Parties conducting the audit shall be rectified promptly in the Joint Account by Operator and reported to the other Parties. If any dispute shall arise in connection with an audit, it shall be referred to the Operating Committee. If Operator and such Parties are unable to reach final agreement on a proposed audit adjustment and the amount in dispute is in excess of $20,000, and either Operator or such Parties so desire, such adjustment may be referred by the Operating Committee to an internationally recognised independent firm of public accountants selected by such other Parties and approved by Operator, such approval not to be unreasonably withheld. The decision of such firm of public accountants shall be final and binding upon the Parties.

         1.9.5 Any information obtained by a Non-Operator under the provisions of this Section 1.9 which does not relate directly to the Joint Operations shall be kept confidential and shall not be disclosed to any party, except as would otherwise be permitted by Article 14 of the Agreement.

         1.9.6 In the event that the Operator is required by law to employ a public accounting firm to audit the Joint Account and records of Operator relating to the accounting hereunder, the cost thereof shall be a charge against the Joint Account, and a copy of the audit shall be furnished to each Party.

1.10 ALLOCATIONS. If it becomes necessary to allocate any costs or expenditures to or between Joint Operations and any other operations, such allocation shall be made on an equitable basis. Upon request, Operator shall furnish a description of its allocation procedures pertaining to these costs and expenditures.

                                   SECTION II

                                 DIRECT CHARGES

         Subject to the Agreement, Operator shall charge the Joint Account with all costs and expenditures incurred after the date of the Agreement in connection with Joint Operations. Charges for services normally provided by an operator which are provided by Operator's Affiliates shall reflect the cost to the Affiliate, excluding profit, for performing such services, except as otherwise provided in Section 2.6.

         The costs and expenditures shall be recorded as required for the settlement of accounts between the Parties hereto in connection with the rights and obligations under this Agreement and for purposes of complying with the tax laws of the Country of Operations and of such other countries to which any of the Parties may be subject. Without in any way limiting the generality of the foregoing, chargeable costs and expenditures shall include:

2.1 LICENSES, PERMITS, ETC. All costs, if any, attributable to the acquisition, maintenance, renewal or relinquishment of licenses, permits, contractual and/or surface rights acquired for Joint Operations, when paid by Operator in accordance with the provisions of the Agreement provided that no such amount shall be charged to the Joint Account where payment of that amount, or of an amount in lieu thereof, is provided for in clause 6.5 of the Farmin and Participation Agreement.

2.2      SALARIES, WAGES AND RELATED COSTS.
         ---------------------------------

         2.2.1 Costs related to the employees of Operator and its Affiliates in the Country of Operations directly engaged in Joint Operations whether temporarily or permanently assigned, as more particularly set out below. For the avoidance of doubt, costs related to any such employees shall not be charged to the Joint Account to the extent they relate to activities of the Operator or its Affiliates carried out other than in pursuance of the duties of the Operator under the Agreement (e.g. where the Operator or its Affiliate are acting as contractor for the Parties in relation to drilling operations).

         2.2.2 Salaries and wages, including everything constituting the employees' total compensation. To the extent not included in salaries and wages, the Joint Account shall also be charged with the cost to Operator of holiday, vacation, sickness, disability benefits, living and housing allowances, travel time, bonuses, and other customary allowances applicable to the salaries and wages chargeable hereunder, as well as costs to Operator for employee benefits, including but not limited to employee group life insurance, group medical insurance, hospitalization, retirement, and other benefit plans of a like nature applicable to labor costs of Operator. Operator's employees participating in Country of Operations benefit plans may be charged at a percentage rate to reflect payments or accruals made by Operator applicable to such employees. Such accruals for Country of Operations benefit plans shall not be paid by Non-Operators, unless otherwise approved by the Operating Committee, until the same are due and payable to the employee, upon withdrawal of a Party pursuant to the Agreement, or upon termination of the Agreement, whichever occurs first.

         2.2.3 Expenditures or contributions made pursuant to assessments imposed by governmental authority for payments with respect thereto or on account of such employees.

         2.2.4 Salaries and wages charged in accordance with Operator's usual practice, when and as paid or accrued, or on a basis of the Operator's average cost per employee for each job category; and the rates to be charged shall be reviewed at least annually. In determining the average cost per employee for each job category, expatriate and national employee salaries and wages shall be calculated separately. During a given period of time it is understood that some costs for salaries and wages may be charged on an actual basis while the remaining costs for salaries and wages are charged at a rate based upon the above described average cost.

         2.2.5 Reasonable expenses (including related travel costs) of those employees whose salaries and wages are chargeable to the Joint Account under Section 2.2.1 of this Section II and for which expenses the employees are reimbursed under the usual practice of Operator.

         2.2.6 All personnel who are not engaged exclusively on the Joint Operations and are under the direct control of Operator or its Affiliates will maintain time sheets for the purpose of charging salary and related benefits to the Joint Account. Time sheets will record time worked on the Joint Operations and all other operations whether such personnel are engaged full time or part time on the Joint Operations and will show the time worked on the various projects and other classifications of cost to enable personnel costs to be shown separately for budget and cost control purposes.

                           Indirect time such as annual holidays, public
                  holidays, sickness, staff training, general supervisory duties, general administration, and other like items shall be allocated both to Joint Operations and to other operations in the same ratio as direct time writing.

         2.2.7 The amount to be charged to the Joint Account for each employee referred to in Section 2.2.1 shall be the proportion of Operator's or any of its Affiliates' actual cost of salaries and related benefits for each such person that the time worked by such person on the Joint Operations including indirect time allocation bears to the total time worked by such person as shown on the time sheets, provided that payments in respect of retirement and severance and other like items shall be allocated equitably to the Joint Operations and other operations of Operator and its Affiliates which have benefited from the services of the staff involved.

2.3      EMPLOYEE RELOCATION COSTS.
         -------------------------

         2.3.1 Except as provided in Section 2.3.3, Operator's cost of employees' relocation to or from the License Area vicinity or location where the employees will reside or work, whether permanently or temporarily assigned to the Joint Operations. If such employee works on other activities in addition to Joint Operations, such relocation costs shall be allocated on an equitable basis.

         2.3.2 Such relocation costs shall include transportation of employees, families, personal and household effects of the employee and family, transit expenses, and all other related costs in accordance with Operator's usual practice.

         2.3.3 Relocation costs from the vicinity of the License Area to another location classified as a foreign location by Operator shall not be chargeable to the Joint Account unless such foreign location is the point of origin of the employee.

2.4 OFFICES, CAMPS, AND MISCELLANEOUS FACILITIES. Cost of maintaining any offices, sub-offices, camps, warehouses, housing, and other facilities of the Operator and/or Affiliates directly serving the Joint Operations. If such facilities serve operations in addition to the Joint Operations the costs shall be allocated to the properties served on an equitable basis.

2.5. MATERIAL. Cost, net of discounts taken by Operator, of Material purchased or furnished by Operator as specified in Section IV of this Accounting Procedure. So far as it is reasonably practical and consistent with efficient and economical operation, only such Material shall be purchased for, and the cost thereof charged to, the Joint Account as may be required for immediate use.

2.6 EXCLUSIVELY OWNED EQUIPMENT AND FACILITIES OF OPERATOR AND AFFILIATES. Charges for exclusively owned equipment, facilities, and utilities of Operator and its Affiliates at rates not to exceed the average commercial rates of non-affiliated third parties then prevailing for like equipment, facilities, and utilities for use in the area where the same are used hereunder. On request, Operator shall furnish Non-Operators a list of rates and the basis of application. Such rates shall be revised from time to time if found to be either excessive or insufficient, but not more than once every six months.

                  Drilling tools and other equipment lost in the hole or damaged beyond repair may be charged at replacement cost less depreciation plus transportation costs to deliver like equipment to the location where used.

2.7 SERVICES. The cost of services provided by third parties including Affiliates of Operator. Such charges for services by Operator's Affiliates shall not exceed those currently prevailing if performed by non-affiliated third parties, considering quality and availability of services.

2.8 INSURANCE. Premiums paid for insurance required by law or the Agreement to be carried for the benefit of the Joint Operations.

2.9      DAMAGES AND LOSSES TO PROPERTY.
         ------------------------------

         2.9.1 All costs or expenditures necessary to replace or repair damages or losses incurred by fire, flood, storm, theft, accident, or any other cause. Operator shall furnish Non-Operators written notice of damages or losses incurred in excess of twenty thousand U.S. dollars (U.S. $20,000.00) as soon as practical after report of the same has been received by Operator. All losses in excess of five thousand U.S. dollars (U.S. $5,000.00) shall be listed separately in the monthly statement of costs and expenditures.

         2.9.2 Credits for settlements received from insurance carried for the benefit of Joint Operations and from others for losses or damages to Joint Property or Materials. Each Party shall be credited with its Participating Interest share thereof except where such receipts are derived from insurance purchased by Operator for less than all Parties in which event such proceeds shall be credited to those Parties for whom the insurance was purchased in the proportion of their respective contributions toward the insurance coverage.

         2.9.3 Expenditures incurred in the settlement of all losses, claims, damages, judgments, and other expenses for the account of Joint Operations.

2.10 LITIGATION AND LEGAL EXPENSES. The costs and expenses of litigation and legal services necessary for the protection of the Joint Operations under this Agreement as follows:

         2.10.1 Legal services necessary or expedient for the protection of the Joint Operations, and all costs and expenses of litigation, arbitration or other alternative dispute resolution procedure, including reasonable attorneys' fees and expenses, together with all judgments obtained against the Parties or any of them arising from the Joint Operations.

         2.10.2 If the Parties shall so agree, actions or claims affecting the Joint Operations may be handled by the legal staff of one or any of the Parties; and a charge commensurate with the reasonable costs of providing and furnishing such services rendered may be made by the Party providing such service to Operator for the Joint Account, but no such charges shall be made until approved by the Parties.

2.11 TAXES AND DUTIES. All taxes, duties, assessments and governmental charges, of every kind and nature, assessed or levied upon or in connection with the Joint Operations, other than any that are measured by or based upon the revenues, income and net worth of a Party.

                  If Operator or an Affiliate is subject to income or withholding tax as a result of services performed at cost for the operations under the Agreement, its charges for such services may be increased by the amount of such taxes incurred (grossed up).

2.12 OTHER EXPENDITURES. Any other costs and expenditures incurred by Operator for the necessary and proper conduct of the Joint Operations in accordance with approved Programs and Budgets and not covered in this Section II or in Section III.

                                   SECTION III

                                INDIRECT CHARGES

3.1 PURPOSE. Operator shall charge the Joint Account monthly for the cost of indirect services and related office costs of Operator and its Affiliates not otherwise provided for in this Accounting Procedure. These costs are such that it is not practical to identify or associate them with specific projects but are for services which provide Operator with needed and necessary resources which Operator requires and provide a real benefit to Joint Operations. No cost or expenditure included under Section II shall be included or duplicated under this Section III.

3.2 AMOUNT. The charge for the period beginning with the Year through the end of the period covered by Operator's invoice ("Year-to-Date") under
         Section 3.1 above shall be a percentage of the Year-to-Date expenditures, calculated on the following scale (U.S. Dollars):

                  Annual Expenditures $0 to $1,000,000 of
                  expenditures = 5 % Next $1,500,000 of
                  expenditures = 3 % Next $3,500,000 of
                  expenditures = 2 % Excess above $6,000,000 of expenditures = 1%

                  A minimum amount of U.S.$2,500 shall be assessed each month.

                  Notwithstanding the foregoing, the indirect rates and related calculation method for development operations and for production operations shall be agreed upon by the Parties prior to the submission of the first annual Budget for those phases of operations.

                  The above amounts shall be calculated for the aggregate of all Licenses and Production Leases held by the parties.

3.3 EXCLUSIONS. The expenditures used to calculate the monthly indirect charge shall not include expenditures incurred or relating to a period or time prior to the date of the Agreement, the indirect charge, rentals on surface rights acquired and maintained for the Joint Account, any payments under the Farmin and Participation Agreement or in respect of the works and operations referred to in clauses 3 to 6 (both inclusive) of that agreement, guarantee deposits, pipeline tariffs, concession acquisition costs, bonuses paid in accordance with the Licenses, royalties and taxes paid under the Licenses, expenditures associated with major construction projects for which a separate indirect charge is established hereunder, payments to third parties in settlement of claims, and other similar items.

                  Credits arising from any government subsidy payments, disposition of Material, and receipts from third parties for settlement of claims shall not be deducted from total expenditures in determining such indirect charge.

3.4 INDIRECT CHARGE FOR PROJECTS. As to major construction projects (such as, but not limited to, pipelines, gas reprocessing and processing plants, and final loading and terminalling facilities) when the estimated cost of each project amounts to more than one hundred thousand dollars (U.S. $100,000.00) a separate indirect charge for such project shall be set by the Operating Committee at the time of approval of the project.

3.5 CHANGES. The indirect charges provided for in this Section III may be amended periodically by mutual agreement between the Parties if, in practice, these charges are found to be insufficient or excessive.

                                   SECTION IV

                             ACQUISITION OF MATERIAL

4.1 ACQUISITIONS. Materials purchased for the Joint Account shall be charged at net cost paid by the Operator. The price of Materials purchased shall include, but shall not be limited to export broker's fees, insurance, transportation charges, loading and unloading fees, import duties, license fees, and demurrage (retention charges) associated with the procurement of Materials, the purchasing fee provided for in Section 2.5.1, and applicable taxes, less all discounts taken.

4.2 MATERIALS FURNISHED BY OPERATOR. Materials required for operations shall be purchased for direct charge to the Joint Account whenever practicable, except the Operator may furnish such Materials from its stock under the following conditions:

         4.2.1 NEW MATERIALS (CONDITION "1"). New Materials transferred from the warehouse or other properties of Operator shall be priced at net cost determined in accordance with Section 4.1 above, as if Operator had purchased such new Material just prior to its transfer.

         Such net costs shall in no event exceed the then current market price.

         4.2.2    USED MATERIALS (CONDITIONS "2" AND "3").
                  ---------------------------------------

                           4.2.2.1 Material which is in sound and serviceable
                  condition and suitable for use without repair or reconditioning shall be classed as Condition "2" and priced at seventy-five percent (75%) of its original issue price.

                           4.2.2.2 Materials not meeting the requirements of
                  Section 4.2.2.1 above, but which can be made suitable for use after being repaired or reconditioned, shall be classed as Condition "3" and priced at fifty percent (50%) of its original issue price. The cost of reconditioning shall also be charged to the Joint Account provided the Condition "3" price,

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                  plus cost of reconditioning, does not exceed the Condition "2"
                  price; and provided that Material so classified meet the requirements for Condition "2" Material upon being repaired or reconditioned.

                           4.2.2.3 Material which cannot be classified as
                  Condition "2" or Condition "3", shall be priced at a value commensurate with its use.

                           4.2.2.4 Tanks, derricks, buildings, and other items
                  of Material involving erection costs, if transferred in knocked-down condition, shall be graded as to condition as provided in this Section 4.2.2 of Section IV, and priced on the basis of knocked-down price of like new Material.

                           4.2.2.5 Material including drill pipe, casing and
                  tubing, which is no longer useable for its original purpose but is useable for some other purpose, shall be graded as to condition as provided in this Section 4.2.2 of Section IV. Such Material shall be priced on the basis of the current price of items normally used for such other purpose if sold to third parties.

4.3 PREMIUM PRICES. Whenever Material is not readily obtainable at prices specified in Sections 4.1 and 4.2 of this Section IV because of national emergencies, strikes or other unusual causes over which Operator has no control, Operator may charge the Joint Account for the required Material at Operator's actual cost incurred procuring such Material, in making it suitable for use, and moving it to the License Area.

4.4 WARRANTY OF MATERIAL FURNISHED BY OPERATOR. Operator does not warrant the Material furnished. In CASE of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                    SECTION V

                              DISPOSAL OF MATERIALS

5.1 DISPOSAL. Operator shall be under no obligation to purchase the interest of Non-Operators in new or used surplus Materials. Operator shall have the right to dispose of Materials but shall advise and secure prior agreement of the Operating Committee of any proposed disposition of Materials having an original cost to the Joint Account either individually or in the aggregate of twenty-five thousand U.S. Dollars (U.S. $25,000.00) or more. When Joint Operations are relieved of Material charged to the Joint Account, Operator shall advise each Non-Operator of the original cost of such Material to the Joint Account so that the Parties may eliminate such costs from their asset records. Credits for Material sold by Operator shall be made to the Joint Account in the month in which payment is received for the Material. Any Material sold or disposed of under this Section shall be on an "as is, where is" basis without guarantees or warranties of any kind or nature. Costs and expenditures incurred by Operator in the disposition of Materials shall be charged to the Joint Account.

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5.2      MATERIAL PURCHASED BY A PARTY OR AFFILIATE. Material purchased from the
         Joint Property by a Party or an Affiliate thereof shall be credited by Operator to the Joint Account, with new Material valued in the same manner as new Material under Section 4.2.1 and used Material valued in the same manner as used Material under Section 4.2.2, unless otherwise agreed by the Operating Committee.

5.3 DIVISION IN KIND. Division of Material in kind, if made between the Parties, shall be in proportion to their respective interests in such Material. Each Party will thereupon be charged individually with the value (determined in accordance with the procedure set forth in Section 5.2) of the Material received or receivable by it.

5.4 SALES TO THIRD PARTIES. Material purchased from the Joint Property by third parties shall be credited by Operator to the Joint Account at the net amount collected by Operator from the buyer. If the sales price is less than that determined in accordance with the procedure set forth in
         Section 5.2, then approval by the Operating Committee shall be required prior to the sale. Any claims by the buyer for defective materials or otherwise shall be charged back to the Joint Account if and when paid by Operator.

                                   SECTION VI

                                   INVENTORIES

6.1 PERIODIC INVENTORIES - NOTICE AND REPRESENTATION. At reasonable intervals, but at least annually, inventories shall be taken by Operator of all Material on which detailed accounting records are normally maintained. The expense of conducting periodic inventories shall be charged to the Joint Account. Operator shall give Non-Operators written notice at least thirty days (30) in advance of its intention to take inventory, and Non-Operators, at their sole cost and expense, shall each be entitled to have a representative present. The failure of any Non-Operator to be represented at such inventory shall bind such Non-Operator to accept the inventory taken by Operator, who shall in that event furnish each Non-Operator with a reconciliation of overages and shortages. Inventory adjustments to the Joint Account shall be made for overages and shortages. Any adjustment equivalent to twenty thousand U.S. Dollars (U.S.$20,000.00) or more shall be brought to the attention of the Operating Committee.

6.2 SPECIAL INVENTORIES. Whenever there is a sale or change of interest in the Agreement, a special inventory may be taken by the Operator provided the seller and/or purchaser of such interest agrees to bear all of the expense thereof. In such cases, both the seller and the purchaser shall be entitled to be represented and shall be governed by the inventory so taken.

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                                   SECTION VII

                               BUDGETING AND AFES

7.1      BUDGET PREPARATION.
         ------------------

         7.1.1 Exploration and Appraisal Budgets. Each Exploration and each Appraisal Budget required under the Agreement shall include:

                  (i) an estimate in Dollars of the total cost of the relevant Program and a sub-division of such total into each main classification and sub-classification of cost. The estimates for each such classification and sub-classification of cost shall be based on an Accrual Basis for each of the Quarters of the relevant Year or Years;

                  (ii) a schedule of estimated Joint Property warehouse stock movement;

                  (iii)    the amount of any escalation allowance;

                  (iv)     the amount of any contingency allowance;

                  (v) a statement indicating which budget items, if any, are contingent upon the outcome of other budget items such as the testing of Exploration Wells and related salaries and overheads;

                  (vi) an estimate of the timing and value of each AFE and commitment (being contracts or other orders placed or goods purchased) to be made under the Budget;

         7.1.2    DEVELOPMENT BUDGETS. Each development Budget required under
                  Article 9 of the Agreement shall include:

                  (i) an estimate on an annual basis in Dollars of the total cost of the development and a sub-division of such total into each main classification and sub-classification of cost. The estimate for each such classification and sub-classification of cost shall be phased on an Accrual Basis and shall be shown by Quarter;

                  (ii) the items detailed in paragraphs (ii) to (v) inclusive of Section 7.1.1;

                  (iii) an estimate of the timing and value of the AFEs and commitments to be made under the Budget identifying the total commitments under each main classification of cost in each Quarter of the first Year and the subsequent Year. Operator shall endeavour to provide the timing and estimated commitment for currencies other than Dollars (with the exchange rate used) where such commitment is known;

         7.1.3 PRODUCTION BUDGETS. Each production Budget required under the Agreement shall be divided into the following sections:

                  (i)      Capital Expenditure

                  (ii)     operating expenditure

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                  (iii)    extraordinary expenditure.

                           Each production Budget shall include the items
                  detailed in paragraphs (i) to (vi) inclusive of this Section 7.1.1, and an estimate of the cost to complete projects commencing in the respective Budget year.

7.2. PROCEDURE FOR BUDGET APPROVAL. The procedure for approval of Exploration, Appraisal, Development and Production Budgets is provided in Article 9 of the Agreement.

7.3 BUDGET APPROVAL AND AFE APPROVAL. Approval of Budgets for Exploration, Appraisal, Development and Production provides Operator with general approval of the proposals but does not, subject to Article 5.8 and 9.6 of the Agreement, permit Operator to enter into commitments or incur any expenditures for any item included in the said Budgets for which an AFE is required in accordance with the provisions of the Agreement until such AFE is approved by the Operating Committee or deemed to be approved as hereinafter provided.

7.4.     SUB-DIVISION OF BUDGETS FOR APPROVAL BY AFE AND FOR CONTROL.
         -----------------------------------------------------------

         7.4.1 Exploration, Appraisal, Development and Production Budgets shall be divided into separately numbered classifications and sub-classifications of cost to provide a breakdown of the project into work elements in sufficient detail to allow adequate cost allocation and control. Where individual items of expenditure are attributable to more than one such classification or sub-classification such items shall be apportioned on an equitable basis.

         7.4.2 Notwithstanding the above to the extent that such AFE's are required in accordance with the Agreement AFE's for wells included in an exploration or an appraisal Budget shall be issued on a dry hole basis. Estimated testing costs will be provided with such AFE's for information and if testing is required approval will be sought in a telex detailing the testing program. Where an AFE is required this will be followed as soon as possible with a formal AFE for testing.

         7.4.3 Operator may not, without the prior approval of the Operating Committee, transfer sums over US$100,000 between Budget classifications or sub-classifications after Budgets have been approved.

7.5.     AUTHORIZATION FOR EXPENDITURE.
         -----------------------------

         7.5.1    Operator shall request approval of an AFE in accordance with
                  Article 9 of the Agreement at a time when the main details of the relevant commitment or expenditure can be ascertained but consistent with giving the Non-Operators ten (10) days advance notice of the date by which approval is required.

         7.5.2 The AFE will describe the project, state the justification for the items of expenditure, give the estimate of the items of expenditure necessary to complete the project, and give the estimated phasings of such expenditures. Necessary further

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

                  details to support the estimated cost of the project will be included as attachments to the extent reasonably required by the Non-Operators.

                  Any Party which has voted in favour of an AFE shall sign an AFE Form indicating its authorisation thereof. After approval Operator shall promptly notify the Parties indicating the identity of those Parties whose authorisation have formed part of such approval.

                  Operator shall notify the Parties of a deemed approval of an AFE as soon as such has become effective.

         7.5.3 Approval, or where permitted deemed approval, of an AFE constitutes authority for Operator to enter into any commitment or incur any expenditure properly made in relation to any approved AFE, whether or not payments in respect of such commitments and expenditure will result in the final cost of such commitments and expenditure exceeding the estimated cost of such AFE, provided that if at any time it becomes apparent that:

                  (i) commitments yet to be made will or are likely to cause the estimated cost to be exceeded; or

                  (ii) expenditure to be incurred under commitments already made will cause the estimated cost to be exceeded by more than 10% or twenty thousand Dollars ($20,000) (whichever is the lower),

                           Operator shall immediately notify the Parties and
                  shall without delay prepare a revised AFE giving the reasons for the increased cost, and shall request approval of the revised AFE and shall not enter into any new commitment in relation to such AFE until the revised AFE has been approved, or where permitted deemed to be approved.

                                  SECTION VIII

                              OVERRIDING PROVISIONS

8.1 General. Sections 8.2, 8.3 and 8.4 apply notwithstanding any provision of this Accounting Procedure to the contrary.

8.2 Farming and Participation Agreement. No amount shall be payable by Avenue under the Agreement or this Accounting Procedure for or in connection with the works and operations the subject of clauses 4.4 and
         4.5 of the Farmin and Participation Agreement.

8.3 Pre-Agreement Costs. No amount shall be payable by a non-Operating Party under the Agreement or this Accounting Procedure in relation to costs, expenditures or liabilities incurred or relating to a period or time prior to the date of the Agreement, all of which shall be borne by AME and ERSAN, as between them equally or in such other proportions as they may agree.

8.4 Turnkey. The payment terms and conditions specified in a Turnkey contract shall supersede any contrary provisions of this Accounting Procedure. The terms of any Turnkey contract proposed by AME shall be consistent with the most favorable terms available in the locale from comparable operators.


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